ASSET AND SHARE PURCHASE AGREEMENT


                                BY AND BETWEEN

                         SELAS CORPORATION OF AMERICA,

                                  SELAS S.A.S

                                  ANDRITZ AG

                                      and

                          ANDRITZ ACQUISITION S.A.S.



                      DATED AS OF OCTOBER 11, 2002

d

                   ASSET AND SHARE PURCHASE AGREEMENT


THIS ASSET AND SHARE PURCHASE AGREEMENT is made as of October 11, 2002 by and between Andritz AG, an Austrian aktiengesellschaft ("Andritz"), Andritz Acquisition S.A.S., a French societe par actions simplifiee (the "Buyer"), Selas Corporation of America, a Pennsylvania corporation ("SCA"), Selas S.A.S., a French societe par actions simplifiee ("SAS" and together with SCA, the "Sellers").

WHEREAS,

           SAS is engaged, through its own operation and those of Selas Engineering UK Ltd., an English company ('Selas UK) in the Business (as hereinafter defined);

           SCA owns, uses or licenses the SCA Intellectual Property, which is more fully described in Schedule A attached hereto.

           The Sellers desires to sell to Buyer and Buyer (through one or more of its affiliates) desires to purchase: (i) from SAS certain of its assets and liabilities relating to the Business and (ii) all of the issued and outstanding shares (the "Selas UK Shares") of Selas UK; and
     (ii) from SCA, the SCA Intellectual Property for the consideration and on the terms and conditions set forth in this Agreement; and


NOW, THEREFORE, it is hereby agreed that:

1.   INTERPRETATION

1.1  Certain Definitions

      When used in this Agreement or the Schedules hereto, the terms set forth below shall the respective meanings.

      Accounting Policies      The Accounting Policies of the Seller, set
                               forth in Schedule H attached hereto.

      Accounts Receivable      The meaning set forth in Section 3.8.

      Acte de Cession          The Acte de cession de fonds de commerce in
                               substantially the form set forth in Exhibit 4.

      Advance Payment Guarantees    The advance payment guarantees set forth
                               in Schedule K

      Affiliate                With respect to any Person, any other Person
                               directly or indirectly Controlling, Controlled by or under common Control with such other
                               Person.

      Agreement                This Asset and Share Purchase Agreement,
                               together with the Schedules and Exhibits attached hereto, the Disclosure Schedule and the Purchased Shares Agreements.

      Ancillary Agreements     Each of the Lease, the Andritz License, and the
                               Selas Name License.

      Andritz License          The license of certain Intellectual Property
                               rights relating to the Business from Buyer to SCA in the form set forth in Exhibit 2 attached hereto.

      Applicable Contract      Any Contract (a) under which SAS (in connection
                               with the Business) or Selas UK has or may acquire any rights, (b) under which SAS (in connection with the Business) or Selas UK has or may become subject to any obligation or liability, or (c) by which SAS (in connection with the Business) or Selas UK or any of the Assets may become bound.

      Assets                   The meaning set forth in Section 2.1.

      Assumed Liabilities      The meaning set forth in Section 2.5

      Balance Sheet            The meaning set forth in Section 3.6.

      Benefit Plan             All employment, compensation, vacation, bonus,
                               deferred compensation, incentive compensation, stock purchase, stock option, stock ownership including investment credit or payroll stock ownership), stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit- sharing, stock bonus, cash bonus, thrift savings, vacation plan pension or retirement plans, programs, agreements, arrangements, or other employee benefit plans.


      Book Value               For any asset or liability, that amount equal
                               to the recorded book value of the asset or liability as set forth in the Balance Sheet.

      Books and Records        All books, records, files and data,
                               certificates and other documents of Selas UK or related to the conduct of the Business or the ownership of the Assets or the SCA Intellectual
                               Property, including but not limited to: all sales and promotional literature , or copies thereof, used or held for use in connection with the conduct of the Business, personnel records of all Transferred Employees, all customer lists, supplier lists and price lists, all customer order and engineering files and databases and all manufacturing and cost information; except that the Books and Records shall not include any books, records, files and other data of the Seller which relate exclusively to (i) organizational proceedings of any Seller, (ii) income Tax matters (other than future Tax credits relating to any of the Transferred Contracts) of any Seller, or (iii)
                               Excluded Assets or Excluded Liabilities.

      Burner Intellectual Property  The meaning set forth in Schedule A.

      Business The worldwide business of engineering, manufacturing, selling, marketing, distributing, designing, sourcing, modernizing, upgrading, servicing, rebuilding and repairing the Products (including components thereof and spare parts therefor) used in strip processing lines for the steel and non-ferrous metal industries.

      Business Day             Any day except a Saturday, Sunday or any day in
                               Paris, France or Graz, Austria which is a legal holiday or a day on which banking institutions are authorized or required to close.

      Buyer The meaning set forth in the first paragraph of this Agreement.

      Buyer's Knowledge        The actual knowledge as of immediately prior to
                               the Closing of Wolfgang Leitner, Franz Hofmann,
                               Ernst Zsifkovits, Peter Gravert and David
                               Bumsted.

      Closing                  The meaning set forth in Section 8.1.

      Closing Date             The date and time on which the Closing actually
                               occurs.

      Commercially Reasonable Efforts     The efforts a prudent business
                               person desirous of achieving a result would use in similar circumstances to achieve the result other than any obligation to make payments (other than customary fees or expenses) or incur material burdens.

      Consent Any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

      Contemplated Transactions   All of the transactions contemplated by this
                               Agreement, including:

                        (a) The sale of the Assets and Assumed Liabilities from SAS to the Buyer (or its Affiliate purchasing the Assets and Assumed Liabilities);

                        (b)   the sale of the Selas UK Shares by SAS to Buyer;

                        (c) the sale of the SCA Intellectual Property from SCA to Buyer (or its Affiliate purchasing the SCA Intellectual Property)

                        (d) the execution, delivery, and performance of the Ancillary Agreements; and

                        (e) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement.

      Contract Any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

      Control (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

      Disclosure Schedule      The schedule attached hereto as Schedule D.

      Encumbrance              Any charge, claim, community property interest,
                               condition, equitable interest, lien, mortgage, easement, right of way, servitude, option, pledge, security interest, right of first refusal or first offer, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership other than in respect of Assets identified in this Agreement as being under lease or license, the rights of the lessor or licensor.

      Environment              Soil, land surface or subsurface strata,
                               surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air
                               (including indoor air), plant and animal life.

      Environmental Law        Any Law in effect on or before the Closing Date
                               that requires or relates to:

                               (a) advising appropriate authorities,
                               employees, and the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                               (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

                               (c) reducing the quantities, preventing the Release, or minimizing the hazardous characteristics of wastes that are generated;

                               (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                               (e) protecting resources, species, or
                               ecological amenities;

                               (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                               (g) cleaning up pollutants that have been Released, preventing the Threat of Release, or paying the costs of such clean up or prevention; or

                               (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

      Environmental Liabilities    Any cost, damages, expense, liability,
                               obligation, or other responsibility arising from or under Environmental Law and consisting of or relating to:

                               (a) any environmental, health, or safety matters or conditions (including on-site or off- site contamination, occupational safety and health, and regulation of chemical substances or products);

                               (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                               (c) financial responsibility under
                               Environmental Law for cleanup costs or
                               corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                               (d) any other compliance, corrective,
                               investigative, or remedial measures required under Environmental Law.

      Excluded Assets          the meaning set forth in the Section 2.2.

      Excluded Liabilities     the meaning set forth in the Section 2.6.


      US GAAP Accounting principles generally accepted in the United States, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in
                               Section 3.6 were prepared.

      Governmental Authorization    Any approval, Consent, license, permit,
                               waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

      Governmental Body        Any:

                               (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                               (b) federal, state, local, municipal, foreign, or other government;

                               (c) governmental or quasi-governmental
                               authority of any nature (including any
                               governmental agency, branch, department, official, or entity and any court or other tribunal);

                               (d) multi-national organization or body; or

                               (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

      Hazardous Activity       The distribution, generation, handling,
                               importing, management, manufacturing,
                               processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property.

      Hazardous Materials      Any waste or other substance that is listed,
                               defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefore and asbestos or asbestos-containing materials.


      Intellectual Property    (i) all fictional business names, trading
                               names, registered and unregistered trademarks, service marks, and applications (collectively,
                               "Marks");

                               (ii) all patents and  patent applications
                               (collectively, "Patents");

                               (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

                               (iv) all computer software, including master codes and source codes; and

                               (v) all know-how, trade secrets and
                               confidential information and inventions and discoveries that may be patentable (including but not limited to techniques, business and service concepts, research and development information, drawings, specifications, designs, technical data, process technology, pricing and cost information, and customer and supplier lists and information), (collectively, "Know-How").


      Interest Rate            A rate equal to 2 per cent. above the three
                               month $ LIBOR applicable from time to time.


      Law Any federal, national, state, provincial, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, treaty, statute, ordinance, or principle of common law in any country or jurisdiction, and the regulations and orders promulgated thereunder.

      Lease                    The lease between SAS and Buyer in
                               substantially the form set forth as Exhibit 1.

      Legal Proceeding         Any action, arbitration, audit, hearing,
                               investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

      Material Adverse Effect  Any change, effect, or circumstance that is or could reasonably be expected to be materially adverse to the financial condition, results of operation or prospects of the Business, or the value of the Assets, the Selas UK Shares and the SCA Intellectual Property taken as a whole; provided however, that the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (i) any change, effect, or circumstance relating to general economic or industry-wide conditions,
                               (ii) any change, effect, or circumstance resulting from an action required by this Agreement or (iii) any change, effect, or circumstance caused by the effect or pendency of this Agreement or the Contemplated Transactions.

      Material Contract        Each of the following Applicable Contracts:

                               (a) each Applicable Contract that involves performance of services or delivery of goods or materials by SAS or Selas UK of an amount or value in excess of $100,000 (or the equivalent in another currency);

                               (b) each Applicable Contract that involves performance of services or delivery of goods or materials to SAS or Selas UK of an amount or value in excess of $100,000 (or the equivalent in another currency);

                               (c) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts by SAS or Selas UK in excess of $25,000 (or the equivalent in another currency);

                               (d) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 (or the equivalent in another currency) and with terms of less than one year);

                               (e) each licensing agreement, confidentiality agreement, research and development agreements, development agreement or other Applicable Contract with respect to Intellectual Property Rights, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Selas Intellectual Property;

                               (f) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

                               (g) each joint venture, partnership, consortium and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by SAS or Selas UK with any other Person;

                               (h) each Applicable Contract containing
                               covenants that in any way purport to restrict the business activity of SAS or Selas UK or limit the freedom of SAS or Selas UK to engage in any line of business or to compete with any Person;

                               (i) each power of attorney that is currently effective and outstanding;

                               (j) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for SAS or Selas UK to be responsible for indirect or consequential damages;

                               (k) each Applicable Contract for capital expenditures in excess of $25,000 (or the equivalent in another currency);

                               (l) each written warranty, guaranty, comfort letter and or other similar undertaking with respect to contractual performance extended by SAS or Selas UK other than in the Ordinary Course of Business;

                               (m) each guarantee in respect of indebtedness of any Person (including Selas UK) or is a mortgage, security agreement or other collateral arrangement securing indebtedness of any Person or entity (including Selas UK) and creating Encumbrances on properties and assets of SAS or Selas UK;

                               (n) each Applicable Contract relating to the employment of any Transferred Employee by SAS or Selas UK with a salary in excess of $50,000 or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

                               (o) each Contract pursuant to which any
                               officer, director of employee of SAS or Selas UK receives compensation of any kind in connection with any of the Contemplated Transactions;

                               (p) each Applicable Contract which contains restrictions with respect to the payment of dividends or any other distribution in respect of the capital stock of Selas UK;

                               (q) each Applicable Contract involving a loan or advance to, or investment in, any Person in excess of $10,000 (or the equivalent in another currency);

                               (r) each Applicable Contract involving the provision to SAS or Selas UK of management or consulting services in excess of $25,000 (or the equivalent in another currency);

                               (s) each Applicable Contract relating to mergers, demergers, acquisitions and/or disposals of a business or line of business having been entered into since January 1, 1995;

                               (t) each Applicable Contract involving
                               marketing or distribution of the goods or services or the appointment of a distributor, sales representative or sales agent;

                               (u) each policy of insurance providing
                               insurance in respect of the Assets, the Assumed Liabilities, the SCA Intellectual Property or Selas UK; and

                               (v) each amendment, supplement, and
                               modification (whether oral or written) in respect of any of the foregoing.

      Net Asset Value          The amount equal to the total Book Value of all
                               the Assets, the Assumed Liabilities and the net equity of Selas UK, calculated on a consolidated basis from the Value Date Balance
                               Sheet.

      Order Any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

      Ordinary Course of Business   An action taken by a Person will be
                               deemed to have been taken in the "Ordinary
                               Course of Business" only if:

                               (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

                               (b) such action is not required to be
                               authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person;


      Organizational Documents As applicable, (a) the articles or certificate of incorporation and the bylaws of a
                               corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

      Permitted Businesses     The businesses of SCA and its Affiliates
                               described in Schedule L other than the Business and the business conducted by Selas UK.

      Person Any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

      Products                 All equipment and systems used in:

                               Hot dip metallic coating processes, including including without limitation direct fired furnaces (DFF) (including burners), furnaces with heat cleaning, all radian tube furnaces (including burners), in line annealing furnaces, slow, medium and rapid jet cooling, glavanealing furnaces, minispangle equipment, equipment used in the galvalume process and equipment used in final cooling after coating.

                               Continuous annealing processes, including including without limitation ART or DFF/RT furnaces and slow, mediumand rapid jet cooling.

                               Strip color coating including without
                               limitation ovens, incinerators and regenerators

                               Pickling lines, including without limitation the preheater ahead of pickling tanks.

      Purchase Price           The meaning set forth in Section 2.7.


      Release Any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

      Required Consents        Those consents identified as 'Required
                               Consents' in Part 3.2 of the Disclosure
                               Schedule.

      Representative           With respect to a particular Person, any
                               director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

      Retained Orders          The order set forth on Schedule J.

      SAS Goodwill Value       $277,000.

      SAS Intellectual PropertyAll right, title and interest of SAS in the
                               Intellectual Property owned, used, or licensed by Selas UK or by SAS in connection with the conduct of the Business, including without limitation the Intellectual Property described on Schedule B4.

      SCA Intellectual PropertyAll right, title and interest of SCA in the
                               Intellectual Property owned, used, or licensed by SCA in connection with the conduct of the Business, including without limitation the Intellectual Property described on Schedule A.

      SCA Intellectual Property Price     $277,000.

      Selas Group License AgreementsThe Agreement date January 1, 1973 between SCA and Selas S.A. ( a predecessor in interest to SAS), as amended (the 'Selas France License Agreement'), the Agreement dated September 14, 1981 between Selas S.A. (a predecessor in interest to SAS) and Selas Itialiana S.r.L (the ,Selas Italy License Agreement') and the Agreement dated February 17, 1997 between Selas S.A. (a predecessor in interest to SAS) and Selas UK (the 'Selas UK License Agreement').

      Selas Intellectual Property   The SAS Intellectual Property and the SCA
                               Intellectual Property.

      Selas Name License Agreement  The license agreement between SCA and
                               Buyer and in the form set forth in Exhibit 3 attached hereto.

      Selas UK Shares          The meaning set forth in the third Whereas
                               clause.
      Seller                   The meaning set forth in the first paragraph of
                               this Agreement.

      Sellers' Knowledge       The actual knowledge of immediately prior to
                               the execution of this Agreement of Mark Gorder, Jerry Broecker, Bob Gallagher, Christian
                               Baillart, and Peter Tunnicliffe after a
                               reasonable inquiry of the employees of Sellers and SAS with responsibility for the matter being represented and warranted..
                               Notwithstanding, the foregoing, with respect to facts not relating to either Seller, Selas UK or their respective conduct of the Business, Seller's Knowledge shall be limited to the actual knowledge of the individuals listed in this definition.


      Tax Any federal, state, provincial, municipal, local and supra-national (of whatever country or wherever located) income, employee withholding, social security, unemployment, capital gains, real property, payroll, personal property, stamp, excise, sales, use, transfer (except for the transfers contemplated by this Agreement), value added, ad valorem, or other similar taxes or charges, including any interest, penalty or addition thereto.

      Tax Return               Any return (including any information return),
                               report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to any Tax.

      Threat of Release        A substantial likelihood of a Release that may
                               require action in order to prevent or mitigate damage to the Environment that may result from such Release.

      Threatened               A claim, Legal Proceeding, dispute, action, or
                               other matter will be deemed to have been "Threatened" if any written demand or statement has been made or any written notice has been given, that indicates that such a claim, Legal
                               Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

      Transferred Contract     Each Contract set forth in Schedule B3, any
                               contract involving the sale of spare parts not exceeding $20,000 per Contract, and all contracts of Selas UK.

      Transferred Employee     Each employee set forth in Schedule I.

      Transferred Order        A Transferred Contract involving the
                               performance of services or delivery of goods or materials by SAS or Selas UK.

      Value Date               In the event the conditions precedent set forth
                               in Sectionss 6 and 7 have been met or waived on or before the 14th day of a calendar month, the Value Date shall be the last day of the immediately preceding calendar month. In the event the conditions precedent set forth in Sections 6 and 7 have been met or waived on or after the 15th day of a calendar month, the Value Date shall be the Closing Date.

      1.2  Schedules and Exhibits

      The following Schedules and Exhibits attached to this Agreement are incorporated herein by reference and are deemed to be part of this
      Agreement:

      Schedule A - SCA Intellectual Property

      Schedule BCertain Assets

           Schedule B1 - Intentionally Omitted

           Schedule B2 - Plant, Machinery, etc.

           Schedule B3 - Transferred Contracts

           Schedule B4 - SAS Intellectual Property

           Schedule B5 - Accounts Receivable

           Schedule B6 - Inventory

      Schedule C - Determination of Certain Assets, Certain Excluded Assets, Certain Assumed Liabilities and Certain Excluded Liabilities

      Schedule D -  Disclosure Schedule

      Schedule E - Employee Benefit Obligations

      Schedule F - Intentionally Omitted

      Schedule G - Balance Sheet Matters

           Schedule G1 - December 31, 2001 Pro Forma Balance Sheet

           Schedule G2 - December 31, 2001 Pro Forma Income Statement

           Schedule G3 - June 30, 2002 Pro Forma Balance Sheet

      Schedule H - Accounting Policies

      Schedule I - Transferred Employees
      Schedule J - Retained Orders
      Schedule K - Advance Payment Guarantees
      Schedule L - Permitted Businesses
      Schedule M - Trademarks -  Excluded Assets
      Exhibit 1 - Form of Lease
      Exhibit 2 - Form of Andritz License
      Exhibit 3 - Form of Selas Name License Agreement
      Exhibit 4 - Form of Acte de cession de fonds de commerce
      Exhibit 5 - Form of Escrow Agreement
1.3   Construction

      The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All references to Schedules or Exhibits are to the Schedules and Exhibits attached to this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.


2    PURCHASE AND SALE; PURCHASE PRICE

2.1  Purchase and Sale of Assets

     Subject to the terms and conditions set forth in this Agreement, Buyer agrees to purchase from SAS, and SAS agrees to sell, convey, transfer, assign and deliver to Buyer, on the Closing Date, the Assets, free and clear of any Encumbrances of any kind whatsoever.

     The term "Assets" shall mean all of the rights, title and interests of SAS in and to all assets which are now owned, leased or licensed by SAS in connection with the conduct of the Business, together with any replacements or additions made between the date hereof and the Closing Date, in each case whether tangible or intangible, real, personal or mixed, wheresoever situated and whether or not specifically referred to herein or in any instrument of conveyance delivered pursuant hereto, and whether or not any of such Assets have any value for accounting purposes or are carried or reflected on or referred to in SAS's financial statements, but excluding the Excluded Assets. The Assets shall consist of the following assets owned, licensed, or leased, as the case may be, by SAS in connection with the conduct of the Business:

      (a)  [intentionally omitted];

      (b) Plant, machinery, equipment, tools, supplies, furniture, furnishings, vehicles and other fixed assets owned, leased or used by SAS or held for use in the conduct of the Business listed in Schedule B2;

      (c) All work-in-process owned by SAS and used or held for use in connection with the any of the Transferred Orders as of the Value Date (all the foregoing, the "Transferred Order Inventory" as well as the raw material and finished goods inventory set forth in Schedule B6;

      (d)  Subject to Section 2.10, the full benefit of all Transferred
Contracts;

      (e)  SAS's Books and Records;

      (f)  The goodwill of the Business;

      (g) The SAS Intellectual Property, together with all of SAS's right, title and interest in causes of action and oppositions relating to the SAS Intellectual Property;

      (h)  The Accounts Receivable;

      (i) Any rights of SAS pertaining to any counterclaims, set-offs or defenses it may have with respect to any Assumed Liabilities;

      (j) SAS's interest in all computers and related software used by the Business owned or licensed by SAS;

      (k) All prepaid claims, and other prepaid expense items and deferred charges, credits, advance payments and other deposits, including all VAT receivables and VAT payables relating to the Business made by SAS to any other Person relating to the conduct of the Business;

      (l)  All jigs, fixtures, tooling and patterns for all products;

      (m) All rights of SAS in and to any third-party indemnities relating to any of the Assets or Assumed Liabilities;

      (n) All Governmental Authorizations granted or issued to SAS in connection with its conduct of the Business to the extent permitted by applicable Law; and

      (o) The rights of SAS in and to all letters of credit naming SAS as beneficiary as payment for goods on any order which has not been shipped to the customer.

2.2   Excluded Assets

      Anything herein to the contrary notwithstanding, the Assets shall not include any assets either: (i) owned, leased or license by SAS and not used in connection with the Business; or (ii) any of the following, whether owned, leased or licensed by, held by, used or held for use in the conduct of the Business, or relating to SAS (collectively, the "Excluded Assets"):

(a)  Cash, cash equivalents, securities, money on deposit with banks, certificates of deposit, and similar instruments;

(b)   General books and records of account and books of original entry that comprise SAS' permanent or tax records and books and records that SAS is required to retain pursuant to any statute, rule or regulation, (ii) books and records which relate exclusively to the Excluded Liabilities and the Excluded Assets, and (iii) those materials excluded from the definition of Books and Records by the exception in the definition thereof;

(c)   The assets set forth in Schedule C or otherwise identified as an
           "Excluded Asset" in any of the Schedules;

(d)   All raw materials, inventory, work-in-progress and claims against insurers or third parties relating to orders other than the Transferred Orders;

(e)   All buildings and land;

(f)   All rights in Applicable Contracts other than Transferred Contracts;

(g)   All assets owned, leased, licensed or used exclusively in a business other than the Business;

(h)   The shares in any subsidiary of SAS other than the Selas UK Shares;

(i)   Any claims against insurers or third parties relating to the Retained
           Order with VASL (Job #1213)

(j)   All rights in the "Selas" and "Dresher"  Marks; and

(k)   All furniture and fixtures owned by SAS.

(l)   All castings, molds, drawings and other tangible property used in the burner business ("Burner Tangible Property")



2.3  Purchase and Sale of Selas UK Shares

     Subject to the terms and conditions set forth in this Agreement, at the Closing, SAS will sell and transfer the Selas UK Shares to Buyer (or its Affiliate purchasing Shares), and Buyer (or such Affiliate) will purchase the Selas UK Shares from SAS. Buyer intends to assign its right to purchase the Selas UK Shares to its Affiliate, Andritz Ltd., an English company.
2.4   Purchase and Sale of SCA Intellectual Property

      Subject to the terms and conditions set forth in this Agreement, Andritz agrees to purchase from SCA, and SCA agrees to sell, convey, transfer, assign and deliver to Andritz, on the Closing Date, the SCA Intellectual Property, free and clear of any Encumbrances of any kind whatsoever.

2.5   Assumption of Liabilities

      Upon the sale of the Assets by SAS, the Buyer shall assume and, subject to Section 9.3, agree to pay, perform, discharge and hold Sellers harmless therefrom, in a timely manner and in accordance with the terms thereof, only the following obligations of SAS (the "Assumed Liabilities"):

      (a) Subject to Section 2.10, the obligations of SAS arising after the Value Date in respect of the Transferred Contracts, including without limitation all accounts payable on Transferred Orders of SAS;

(b)   Any obligation to continue to employ, and employee benefit obligations of SAS (other than those involving stock or stock options in SCA) in respect of the Transferred Employees including all accrued employee obligations, and all obligations, Taxes and social charges arising from the termination of any of the Transferred Employees, in each case arising under applicable Law or as set forth in Schedule E.

(c)   Any liabilities indicated to be assumed liabilities in Schedule C.

2.6   Excluded Liabilities

      Notwithstanding anything contained herein to the contrary, the Buyer shall not assume or be deemed to have assumed any obligations or liabilities of SAS, whether related to the Business or otherwise, other than the Assumed Liabilities (such obligations and liabilities not assumed hereunder the "Excluded Liabilities"). For the avoidance of doubt, the Excluded Liabilities include without limitation all of the Sellers' obligations in respect of all Contracts other than the Transferred Orders and Transferred Contracts.



2.7  Purchase Price

     The aggregate purchase price (the "Purchase Price") for the Selas UK Shares, the Assets, the Assumed Liabilities and the SCA Intellectual Property shall consist of: (a) the sum of the Adjusted Net Asset Value as finally determined, the SCA Intellectual Property Price and the SAS Goodwill Value (collectively, the "Cash Purchase Price") and (b) the assumption of the Assumed Liabilities.

2.8        Payment of Cash Purchase Price

      (a) Buyer shall pay the SAS Goodwill Value on the Closing Date to the legal escrow agent appointed by SAS and Buyer according to the terms and conditions of the Escrow Agreement (the "Escrow Agent").

      (b) Buyer shall pay the Adjusted Net Asset Value to SAS within ten days of the final determination of the Adjusted Net Asset Value pursuant to Section 2.12.

      (c) Buyer shall pay the SCA Intellectual Property Price to SCA on the Closing Date by way of wire transfer of immediately available funds to an account designated by SCA.

2.9   Escrow

      The Escrow Agent shall receive, on the Closing Date, the SAS Goodwill Value as deposit (the "Deposit").

      The Escrow Agent shall transfer the Deposit to SAS at the end of the Creditors' Claim Period defined in Section 5.6 of this Agreement, subject to the proof that no creditors' claim to the payment of the Purchase Price occurred during the Creditors' Claim Period.

      In the event some creditors' claims occurred, the Escrow Agent shall use the Deposit in order to pay off the creditors.

      The Escrow Agent is authorized, from now, without the necessary presence of the Buyer, to transfer to SAS all or part of the Deposit that would remain available after the payment of the creditors.

      The duties of the Escrow Agent are defined in the escrow agreement attached hereto as Exhibit 5.

2.10  Nonassignable Contracts and Orders

      In the case of each Transferred Contract that is not by its terms assignable, SAS agrees to use its Commercially Reasonable Efforts to promptly obtain, or cause to be obtained, any written Consents necessary to convey to the Buyer the benefit and burden thereof. The Buyer shall cooperate with the Seller, in such manner as may be reasonably requested, in connection therewith, including without limitation active participation with Sellers in visits to and meetings, discussions and negotiations with all Persons with the authority to grant or withhold Consent. Nothing in this Agreement shall be construed as an attempt or an agreement to assign or cause the assignment of any Transferred
      Contract: (i) which is by Law or contract nonassignable without the Consent of the other party or parties thereto, unless such Consent shall have been given, or (ii) as to which all the remedies for the enforcement thereof enjoyed by SAS would not, as a matter of Law, pass to the Buyer as an incident of the assignments provided by this Agreement. If the Buyer is unable to obtain Consent to transfer or is prevented by Law from transferring any Transferred Contract, then, for the remaining term of such Transferred Contract, the Buyer shall act as SAS's agent in the performance of all obligations and liabilities under such Transferred Contract and SAS shall act as the Buyer's agent in the receipt of any benefits, rights or interests which inure to SAS under such Transferred Contract.

2.11  Instruments of Transfer and Conveyance

      (a) The sale, conveyance, transfer, assignment and delivery of the Assets shall be effected by delivery at the Closing by (a) SAS to the Buyer of such deeds, transfers in registrable form, bills of sale, endorsements, assurances, conveyances, releases, discharges, assignments, certificates, drafts, checks or other instruments of transfer and conveyance, duly executed by SCA as the Buyer reasonably deems necessary to vest in the Buyer good and marketable title to such Assets, free and clear of any Encumbrance, and such other documents as the Buyer may reasonably request to demonstrate satisfaction of the conditions and compliance with this Agreement by the Sellers, and (b) the Buyer to SAS of assumption agreements providing for the full assumption of the Assumed Liabilities in form and substance reasonably satisfactory to SAS, and such other documents as SAS, as the case may be, may reasonably request to demonstrate satisfaction of the conditions and compliance with this Agreement by the Buyer.

      (b) The sale, conveyance, transfer, assignment and delivery of the SCA Intellectual Property shall be effected by delivery at the Closing by SCA to the Buyer of such deeds, transfers in registrable form, bills of sale, endorsements, assurances, conveyances, releases, discharges, assignments, certificates, drafts, checks or other instruments of transfer and conveyance, duly executed by SCA as the Buyer reasonably deems necessary to vest in the Buyer good and marketable title to the SCA Intellectual Property free and clear of any Encumbrance, and such other documents as the Buyer may reasonably request to demonstrate satisfaction of the conditions and compliance with this Agreement by SCA.

2.12  Determination of Adjusted Net Asset Value

     (a) Within sixty (60) days after the Value Date, Seller shall cause to be prepared from the books and records of SAS and Selas UK and delivered to Buyer (i) a consolidated balance sheet for the Assets, the Assumed Liabilities and Selas UK as of the Value Date (the "Value Date Balance Sheet") which shall be prepared in accordance with US GAAP applied on a basis consistent with the Balance Sheet , together with a schedule setting forth the calculation of Net Asset Value (as hereinafter defined) as of the Value Date and (ii) if the Value Date is not the Closing Date, the Post-Value Date Cash Flow Statement (as defined below). Notwithstanding the foregoing, the Value Date Balance Sheet shall contain the following adjustments: (i) the warranty provision for the Transferred Orders with Thyssen shall be increased to the sum of 2% of the Thyssen contract price net of any warranty cost incurred from and after the date hereof on the Transferred Orders with Thyssen and an appropriate reserve for the claim of LOI described in Part 3.23 of the Disclosure Schedule; (ii) the unbilled receivables on the Transferred Orders with Voest Alpine CGL#3 shall be reduced by the amount of $762,000 (commission to VAI allocated to this projects) multiplied by the result of 100% minus the percentage of completion for this project as of the Value Date; and (iii) the ILVA Receivables will be valued at 85% of their book value.

           The Post Value Date Cash Flow Statement means a cash flow statement prepared in accordance with US GAAP showing the difference between
           (i) cash received by SAS after the Value Date and on or before the Closing Date relating to any asset on the Value Date Balance Sheet and (ii) cash paid by SAS after the Value Date and on or before the Closing Date in respect of any liability on the Value Date Balance Sheet, such difference being referred to herein as the "Net Cash Flow Amount.")

     (b) Buyer and Buyer's Accountants shall have the right to review all documents and procedures used to prepare the Value Date Balance Sheet and the computation of Net Asset Value as of the Closing Date and, if applicable, the Post Value Date Cash Flow Statement and the calculation of the Net Cash Flow Amount . As used herein, the term "Net Asset Value" shall mean the difference between (x) total Assets, as set forth in the Value Date Balance Sheet as finally determined, and (y) total Assumed Liabilities, as set forth in the Value Date Balance Sheet as finally determined. For the avoidance of doubt the assets and liabilities of Selas UK are reflected in one line as intercompany investments which shall be equal to the stockholder equity of Selas UK. As used herein the term "Adjusted Net Asset Value" shall mean the Net Asset Value minus the Net Cash Flow Amount, as finally determined.

     (c) Buyer shall notify Sellers in writing within thirty (30) days after receipt of (i) the Value Date Balance Sheet, and, if applicable the Post Value Date Cash Flow Statement and (ii) the availability of the documents and procedures used to prepare the Value Date Balance Sheet and, if applicable the Post Value Date Cash Flow Statement, of any objections thereto. A notice under this Section 2.12(c) shall specify in reasonable detail the items in the Value Date Balance Sheet and calculation of Net Asset Value , and if applicable, the Post Value Date Cash Flow Statement and the calculation of the Net Cash Flow Amount which are being disputed, and a summary of the reasons for such dispute. In the event of any such dispute, Seller shall not be permitted to take positions which are different from positions taken in the Value Date Balance Sheet and, if applicable, the Post Value Date Cash Flow Statement, as submitted to Buyer by Sellers.

     (d) At the request of either party, any dispute between the parties relating to the Value Date Balance Sheet, the Post Value Date Cash Flow Statement and the calculation of Adjusted Net Asset Value which cannot be resolved by them within twenty (20) days after receipt of notice of any objections to such Value Date Balance Sheet, Post Value Date Cash Flow Statement or calculation of Adjusted Net Asset Value shall be referred to the Disputes Auditor for decision, which shall be final and binding on both parties.
           The parties agree that they will require the Disputes Auditor to render its decision within thirty (30) days after referral of the dispute to the Disputes Auditor for decision pursuant hereto. Before referring a matter to the Disputes Auditor, the parties shall agree on procedures to be followed by the Disputes Auditor (including procedures for presentation of evidence). If the parties are unable to agree upon procedures before the end of twenty (20) days after receipt of notice of any objections, the Disputes Auditor shall establish procedures giving due regard to the intention of the parties to resolve disputes as quickly, efficiently and inexpensively as possible; the Disputes Auditor's procedures may be, but need not be, those proposed by either party. The parties shall, as promptly as practicable, submit evidence in accordance with the procedures agreed upon or established by the Disputes Auditor, and the Disputes Auditor shall decide the dispute in accordance therewith as promptly as practicable. The fee of the Disputes Auditor for, and relating to, the making of any such decision shall be borne by the parties equally. As used in this Agreement, the term "Disputes Auditor" means PriceWaterhouseCoopers LLC.

     (e) (i) In the event the Adjusted Net Asset Value as finally determined is more than $0 then Buyer shall pay the Adjusted Net Asset Value (with interest thereon at the Interest Rate, as in effect from time to time, from the Closing Date through the date of payment) to SAS by wire transfer of immediately available funds to the bank account designated in writing.

     (ii) In the event the Adjusted Net Asset Value as finally determined is less than $0 then Sellers shall pay Buyer an amount equal to the amount by which the Adjusted Net Asset Value is less than $0 (with interest thereon at the Interest Rate, as in effect from time to time, from the Closing Date through the date of payment) to Buyer by wire transfer of immediately available funds to the bank account designated by Buyer in writing..


3.    REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      The Sellers hereby jointly and severally represent and warrant to the Buyer and Andritz as of the date hereof and at each of the Value Date and as of the Closing Date as though then made (except to the extent any representation or warranty is made as of a specific date, or are inaccurate due to actions contemplated hereby), as set forth in this
      Section 3.

3.1   Organizational Matters

      (a) Part 3.1 of the Disclosure Schedule attached hereto contains a complete and accurate list for each Seller and Selas UK of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business. Each Seller and Selas UK is a corporation duly organized, validly existing, and in good standing (where such concept is legally recognized) under the Laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its Business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Transferred Contracts. Each Seller and Selas UK is duly qualified to do business as a foreign corporation in. each country or other jurisdiction in which the conduct of the Business requires such qualification.

      (b) The Sellers have delivered to Buyer true and complete copies of the Organizational Documents of each Seller and Selas UK, as currently in effect.

3.2   Authority; No Conflict

      (a) This Agreement constitutes the legal, valid, and binding obligation of each Seller, enforceable against the Sellers in accordance with its terms. Upon the execution and delivery by each Seller of the Ancillary Agreements to which it is a party, such Ancillary Agreements will constitute the legal, valid, and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms except to the extent that such enforceability may be limited or otherwise affected by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect or by general equitable principles. Each Seller has all necessary right, power, authority, and capacity to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations under this Agreement and the Ancillary Agreements.

      (b) Except as set forth in Part 3.2 of the Disclosure Schedule and except as contemplated by Sections 5.6 and Section 6.3, neither the execution and delivery by either Seller of this Agreement and the Ancillary Agreements nor the consummation or performance by either Seller of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

           (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of a Seller, or (B) any resolution adopted by the board of directors or the stockholders of a Seller;

           (ii) to Seller's Knowledge, contravene, conflict with, or result in a violation of, any Law or any Order to which any Seller or Selas UK, or any of the assets owned or used by any Seller or Selas UK or Selas UK, may be subject;

           (iii)contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Seller or Selas UK or that otherwise relates to the business of, or any of the assets owned or used by, any Seller or Selas UK;

           (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Transferred Contract; or

           (vii)result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets, the SCA Intellectual Property or the assets owned or used by Selas UK.

      (c) Except as set forth in Part 3.2 of the Disclosure Schedule and except as contemplated by Sections 5.6 and Section 6.3, neither any Seller nor Selas UK is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the consummation or performance of any of the Contemplated Transactions.

3.3   Capitalization

      The authorized equity securities of Selas UK consist of 20,000 shares of common stock, par value $1 per share, of which 20,000 shares are issued and outstanding and constitute the Selas UK Shares. Seller is the record and beneficial owner and holder of all the Selas UK Shares, free and clear of all Encumbrances. No legend (other than applicable securities law legends) or other reference to any purported Encumbrance appears upon any certificate representing equity securities of Selas UK. All of the outstanding equity securities of Selas UK have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of Selas UK. None of the outstanding equity securities or other securities of Selas UK was issued in violation of any Law. Selas UK does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. Upon delivery of the certificates for the Selas UK Shares by the Seller, the Buyer will acquire good and valid title to the Selas UK Shares free and clear of any Encumbrances.

3.4   Title to Properties; Encumbrances

      Except as set forth in Part 3.4 of the Disclosure Schedule, neither SAS nor Selas UK owns any real property. Part 3.4 of the Disclosure Schedule contains a complete and accurate list of all leaseholds owned by SAS or Selas UK. SAS and Selas UK own with good title, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) reflected as owned in the Books and Records, including all of the properties and assets reflected in the Balance Sheet (except for personal property sold since the date of the Balance Sheet in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by SAS or Selas UK since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). Except as set forth in Part 3.4 of the Disclosure Schedule, all material properties and assets reflected in the Balance Sheet are free and clear of all Encumbrances.

3.5   Sufficiency of Assets

      The assets of Selas UK, the Assets and the SCA Intellectual Property constitute all of the assets used by Seller and their Affiliates in the conduct of the Business as presently conducted by the Sellers and their Affiliates other than the Excluded Assets.

3.6   Financial Statements

      Sellers have delivered to Buyer: (a) consolidated balance sheets of SAS and its Subsidiaries reflecting the Business as at December 31, 2001 attached hereto as Schedule G1 and the income statement of the Business for the fiscal year ended December 31, 2001 (a copy of which is attached as Schedule G2), (b) a consolidated balance sheet of the Assets, the Assumed Liabilities and Selas UK as at June 30, 2002 (the "Balance Sheet", a copy of which is attached as Schedule G3). Except as disclosed in Part 3.6 of the Disclosure Schedule, such financial statements fairly present the financial condition and the results of operations, of the Business (other than in the case of the Balance Sheet, certain of the Excluded Assets and the Excluded Liabilities) as at the respective dates of and for the periods referred to in such financial statements, all in accordance with US GAAP except as disclosed in Part 3.6 of the Disclosure Schedule; the financial statements referred to in this Section 3.6 reflect the consistent application of such accounting principles throughout the periods involved. Except as disclosed in the Balance Sheet or in Part 3.6 of the Disclosure Schedule , there were no actual or contingent debts, liabilities or obligations (other than in the case of the Balance Sheet, Excluded Liabilities) of any Seller (in connection with the Business) or Selas UK , which were required, in accordance with the Accounting Policies, to be disclosed therein.

3.7   Books and Records

      The Books and Records, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of Selas UK contain accurate and complete records of all material meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of Selas UK,. At the Closing, all of the Books and Records will be in the possession of Selas UK or transferred to Buyer.

3.8   Accounts Receivable

      Part 3.8 of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of the date of the Balance Sheet, which list sets forth the aging of such Accounts Receivable. All accounts receivable of SAS or Selas UK that are reflected on the Balance Sheet or on the accounting records of SAS or Selas UK as of the Closing Date (collectively, the "Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, and except as set forth in Part 3.8 of the Disclosure Schedule the Accounts Receivable are or will be as of the Closing Date current and to Seller's Knowledge there is no reason to believe that such receivables will not be collectible net of the respective reserves shown on the Value Date Balance Sheet. Except as disclosed in Part 3.8 of the Disclosure Schedule, no contest, claim, or right of set-off has been made or asserted by the obligor , other than returns in the Ordinary Course of Business, under any Contract with any such obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

3.9   Inventory

      All inventory of SAS relating to the Business (taken as a whole) and of Selas UK (taken as a whole) consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet in accordance with the Accounting Policies.

3.10  No Undisclosed Liabilities

      Except as set forth in Part 3.10 of the Disclosure Schedule, neither Seller (in connection with the Business) nor Selas UK has any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for: (i) liabilities or obligations reflected or reserved against in the Balance Sheet; (ii) liabilities not required to be disclosed pursuant to US GAAP; and (iii) current liabilities incurred in the Ordinary Course of Business since the date of the Balance Sheet..


3.11  No Material Adverse Effect

      Since the date of the Balance Sheet, there has not been any Material Adverse Effect.

3.12  No Violation of Law

      Except as set forth in Part 3.12 of the Disclosure Schedule:

      (a) to Seller's Knowledge, each Seller and Selas UK is, and at all times since January 1, 1999 has been, in full compliance with each Law that is or was applicable to it or in connection with the conduct of the Business or the ownership or use of any of its assets;

      (b) to Sellers' Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by any Seller or Selas UK of, or a failure on the part of any Seller or Selas UK to comply with, any Law, or
           (ii) may give rise to any obligation on the part of any Seller or Selas UK to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

      (c) Neither Seller (in connection with the Business or Assets) nor Selas UK has received any written notice or to Sellers' Knowledge other communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Law, or (B) any actual, alleged, possible, or potential obligation on the part of any Seller or Selas UK to undertake, or to bear all or any portion of the cost of, any remedial action of any nature under applicable Law.

3.13  Governmental Authorizations

      (a) Part 3.13 of the Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by any Seller or Selas UK or that otherwise relates to the Business of, or to any of the assets owned or used by SAS (in connection with the Business) or Selas UK. Each Governmental Authorization listed or required to be listed in Part 3.13 of the Disclosure
           Schedule is valid and in full force and effect.

      (b)  Except as set forth in Part 3.13 of the Disclosure Schedule:

           (i) each Seller (in connection with the Business or Assets) and Selas UK is, and at all times since January 1, 1999 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.13 of the Disclosure Schedule;

           (ii) to Seller's Knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in
                Part 3.13 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in
                Part 3.13 of the Disclosure Schedule;

           (iii)neither Seller (in connection with the Business or Assets) nor Selas UK has received any written notice or other written communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

           (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.13 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

      (c) The Governmental Authorizations listed in Part 3.13 of the Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the Sellers and Selas UK to lawfully conduct and operate the Business in the manner they currently conduct and operate such Businesses and to permit them to own and use their assets in the manner in which they currently own and use such assets.

      (d) For purposes of this Section 3.13, the term "Governmental Authorization" shall not include any filing or registration made with any Governmental Body with respect to any Intellectual Property.

3.14  Taxes

      (a) SAS and Selas UK have filed or caused to be filed (on a timely basis) all Tax Returns that are or were required to be filed by or with respect to any of them for any period ending after December 31, 1999, either separately or as a member of a group of corporations, pursuant to applicable Laws. Seller has delivered or made available to Buyer copies of, and Part 3.14 of the Disclosure Schedule contains a complete and accurate list of, all such Tax Returns.

      (b) SAS and Selas UK have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by SAS or Selas UK, except such Taxes, if any, as are listed in Part 3.14 of the Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with US
           GAAP) have been provided in the Balance Sheet or as otherwise disclosed in Part 3.14 of the Disclosure Schedule.

      (c) Except as described in Part 3.14 of the Disclosure Schedule none of the income Tax Returns of SAS or Selas UK have been the subject of any review or audit by a Governmental Body which is pending or relates to any period for which the applicable statute of limitations has not expired. Part 3.14 of the Disclosure Schedule contains a complete and accurate list of all such audits or reviews, including a reasonably detailed description of the nature and outcome of each audit or review. All deficiencies proposed as a result of such audits or reviews have been paid, reserved against, settled, or, as described in Part 3.14 of the Disclosure Schedule, are being contested in good faith by appropriate proceedings.

      (d) Except as described in Part 3.14 of the Disclosure Schedule, neither SAS nor Selas UK has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of SAS or Selas UK or for which SAS or Selas UK may be liable.

      (e) Except as described in Part 3.14 of the Disclosure Schedule, the charges, accruals, and reserves with respect to Taxes on the respective books of SAS and Selas UK are adequate (determined in accordance with US GAAP). There exists no proposed tax assessment against SAS or Selas UK except as disclosed in the Balance Sheet or in Part 3.14 of the Disclosure Schedule.

      (f) All Tax Returns filed by (or that include on a consolidated basis) SAS or Selas UK are true, correct, and complete. There is no tax sharing agreement that will require any payment by SAS or Selas UK after the date of this Agreement.

      (g) Except as described in Part 3.14 of the Disclosure Schedule, all Taxes relating to the income, properties or operations/of the business of SAS or Selas UK which SAS or Selas UK is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper Governmental Body or other Person to the extent due and payable.

      (h) Neither SAS nor Selas UK is bound to any obligation to indemnify a third party with respects of tax obligations in relation with the Business, Assets or Assumed Liabilities, or to succeed it in such obligation.

3.15  Legal Proceedings; Orders

      (a) Except as set forth in Part 3.15 of the Disclosure Schedule, there is no pending Legal Proceeding:

           (i) that has been commenced by or against any Seller or Selas UK or that otherwise relates to or may affect the Business, the Assets, the SCA Intellectual Property, the Assumed Liabilities, or any of the assets owned or used by, any Seller or Selas UK; or

           (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

           To Sellers' Knowledge, (1) no such Legal Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Legal Proceeding listed in Part
           3.15 of the Disclosure Schedule. To Seller's Knowledge, the Legal Proceedings listed in Part 3.15 of the Disclosure Schedule will not have a Material Adverse Effect.

      (b) There is no Order to which any Seller (in respect of the Business) or Selas UK is subject.

3.16  Absence of Certain Changes

      Except as set forth in Part 3.16 of the Disclosure Schedule and as contemplated by this Agreement, since August 31, 2002, SAS and Selas UK have conducted their businesses only in the Ordinary Course of Business and there has not been any:

      (a) change in Selas UK's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Selas UK; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Selas UK of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

      (b)  amendment to the Organizational Documents of Selas UK;

      (c) payment or increase by SAS or Selas UK of any bonuses, salaries, or other compensation to any Transferred Employee or entry into any employment, severance, or similar Contract with any such Transferred Employee;

      (d) adoption of, or increase in the payments to or benefits under, any Benefit Plan for or with any Transferred Employee;

      (e) damage to or destruction or loss of any asset or property of Selas UK or any Asset, whether or not covered by insurance, materially and adversely affecting the properties, assets, Business, financial condition, or prospects of the Business;

      (f)  entry into, termination of, or receipt of notice of termination of
           (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Seller (relating to the Business) or Selas UK of at least $50,000;

      (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any Asset, SCA Intellectual Property or asset or property of Selas UK;


      (h)  change in the Accounting Policies used by any Seller or Selas UK; or

      (i) agreement, whether oral or written, by any Seller or Selas UK to do any of the foregoing.


3.17  Material Contracts; Defaults

      (a) Part 3.17(a) of the Disclosure Schedule contains a complete and accurate list of each Material Contract, and Sellers have delivered to Buyer true and complete copies of each Transferred Contract.

      (b) Except as set forth in Part 3.17(b) of the Disclosure Schedule, to Seller's Knowledge, each Material Contract is in full force and effect and is valid and enforceable in accordance with its terms.

      (c)  Except as set forth in Part 3.17(c) of the Disclosure Schedule:

           (i) SAS and Selas UK is in compliance with all applicable terms and requirements of each Material Contract;

           (ii) to Sellers' Knowledge, each Person party to a Material Contract other than SAS and Selas UK is in full compliance with all applicable terms and requirements of such Material Contract;

           (iii)to Sellers' Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) would contravene, conflict with, or result in a violation or breach of, or give SAS or Selas UK or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract; and

           (iv) neither SAS nor Selas UK has given to or received from any other Person any written notice regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Applicable Contract.

      (d) There are no renegotiations of, or outstanding rights to renegotiate any material amounts paid or payable to SAS or Selas UK under current or completed Material Contracts with any Person and no such Person has made written demand for such renegotiation.

      (e) To Seller's Knowledge, the Contracts relating to the sale, design, manufacture, or provision of products or services by SAS (in connection with the Business) and Selas UK have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is in violation of any Law.

3.18  Insurance

      Part 3.18 of the Disclosure Schedule sets forth a complete and accurate list of all insurance policies covering SAS with respect to the Business or Selas UK, including details as to limits of insurance, deductibles or self insured retentions, applicable exclusions, renewal dates and each claims relating to the Business made by SAS or Selas UK under any insurance policy within the past five years in excess of $25,000 per claim. Neither Seller nor Selas UK have received at any time in the past five years any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

3.19  Environmental Matters

      Except as set forth in Part 3.19 of the Disclosure Schedule:

      (a) To Sellers' Knowledge, SAS and Selas UK are, and at all times has been, in compliance with, and have not been and are not in violation of or liable under, any Environmental Law. Neither SAS nor Selas UK has received, or to Seller's Knowledge, is there any basis to expect, any actual or Threatened Order, notice, or other communication from any Governmental Body or Person of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental Liabilities.

      (b) Neither SAS nor Selas UK has received, or to Seller's Knowledge, is there any basis to expect, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental Liabilities.

      (d) To Seller's Knowledge, there are no Hazardous Materials present on or in the Environment at the properties owned or leased by SAS or Selas UK (the "Facilities") that could give cause or result in any Environmental Liability on the part of SAS or Selas UK, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities, or incorporated into any structure therein or thereon. To Seller's Knowledge, neither SAS nor Selas UK nor any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets in which SAS or Selas UK has or had an interest except in full compliance with all applicable Environmental Laws.

      (e) To Seller's Knowledge, there has been no Release or Threat of Release, of any Hazardous Materials at or from the Facilities or in connection with the conduct of the Business that could give rise to any Environmental Liability on the part of SAS or Selas UK.

      (f) There are no reports, studies, analyses, tests, or monitoring possessed or initiated by any Seller or Selas UK pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by any Seller or Selas UK.


3.20  Employees and Employee Benefits

      (a) Part 3.20 of the Disclosure Schedule contains a complete and accurate list of the following information for each Transferred
           Employee: (i) employer; (ii) employee name; (iii) job title; (iv) current compensation paid or payable; and (v) employment dates. To Sellers' Knowledge, each Benefit Plan has been established and administered where required in material compliance with its terms and the applicable provisions of all applicable Laws. Except as disclosed in Part 3.20 of the Disclosure Schedule, the Transferred Employees are not entitled to any severance or retirement benefits other than those provided by applicable Law without specific applicability to SAS. Except as disclosed in Part 3.20 of the Disclosure Schedule, the Transferred Employees participate in no Benefit Plans other than those provided by applicable Law without specific applicability to SAS or Selas UK.

      (b) No Transferred Employee is a party to, or is otherwise bound by, any agreement or arrangement with SAS or Selas UK, including any confidentiality, noncompetition, or proprietary rights agreement, between such Transferred Employee and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee of Buyer or Selas UK, or (ii) the ability of the Buyer or Selas UK to conduct the Business. To Sellers' Knowledge, since January 1, 2002 no Transferred Employee has given or received written notice of the termination of his or her employment or intends to terminate his employment with SAS or Selas UK.

       (c) SAS and Selas UK have each complied in all respects with all Laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, workers compensation, unemployment, redundancy, termination, the payment of social security and similar taxes (including the withholding thereof), occupational safety and health, and plant closing. Neither SAS nor Selas UK is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Laws.

      (d) The Balance Sheet includes proper reserves against any and all obligations in relation to the past services or benefits of any present or former director, employee, salesman, consultant or agent.

      (e) Except as set forth in Part 3.20 of the Disclosure Schedule, neither SAS nor Selas UK is a party with any groups of employees or individual employees or former employees to any unfunded or uninsured welfare or Benefit Plan or other employee welfare or benefit arrangements.

      (f) Except as set forth in Part 3.20 of the Disclosure Schedule, there are no Applicable Contracts with present or former directors, employees, salesmen, consultants or agents of SAS or Selas UK that are not in the Ordinary Course of Business. There are no present or former directors, employees, salesmen, consultants or agents who owes SAS (in connection with the Business) or Selas UK any amount with regard to outstanding loans and advances to such Person other than for reimbursement of advances made in connection with traveling expenses.

      (g) There are no incentives or Contracts with any employees or officers of SAS or Selas UK relating to or triggered by the execution of this Agreement or the occurrence of any of the Contemplated Transactions.

3.21  Labor Relations

      Except as set forth in Part 3.21 of the Disclosure Schedule, neither SAS (in connection with the Business) nor Selas UK is a party to any collective bargaining or other labor Contract, nor are any being negotiated as of the date hereof. No Consent of any union (or similar group or organization) is required in connection with the consummation of the Contemplated Transactions. Since December 31, 2001, there has not been, there is not presently pending or existing, and to Sellers' Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or activity under any formal employee grievance process,
      (b) any Legal Proceeding against or affecting SAS or Selas UK relating to the alleged violation of any Law pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union any Governmental Body, organizational activity, or other labor or employment dispute against or affecting either SAS or Selas UK or their premises, or (c) any application for certification of a collective bargaining agent. To Sellers' Knowledge, no event has occurred or circumstance exists that could reasonably provide the basis for any work stoppage or other labor dispute.

3.22  Intellectual Property Rights

      (a) Selas Intellectual Property - Part 3.22(a) of the Disclosure Schedule contains a complete and accurate list and summary description of all SAS Intellectual Property and all SCA Intellectual Property, including in each case all Patents, Marks, Copyrights, and computer software (other than commercially available software that has not been customized for the Business.

      (b) Part 3.22(b) of the Disclosure Schedule contains a complete and accurate list and summary description, including any royalties payable or receivable by any Seller or Selas UK, of all Contracts relating to the Selas Intellectual Property to which any Seller or Selas UK is a party or by which any Seller or Selas UK is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs less than $10,000 under which a Seller or Selas UK is the licensee. There are no outstanding and, to Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

      (c)  Sufficiency of Selas Intellectual Property

           Except as set forth in Part 3.22(c) of the Disclosure Schedule, the Selas Intellectual Property constitutes all the Intellectual Property used by either Seller or any of their respective Affiliates under their control in the operation of the Business as it is currently conducted. SCA is the owner of all right, title, and interest in and to all of SCA Intellectual Property, free and clear of all Encumbrances, and except as set forth in Part 3.22(c) of the Disclosure Schedule, has the right to use without payment to a third party all of the SCA Intellectual Property. SAS or Selas UK is the owner of all right, title, and interest in and to all of SAS Intellectual Property, free and clear of all Encumbrances, and except as set forth in Part 3.22(c) of the Disclosure Schedule, has the right to use without payment to a third party all of the SAS Intellectual Property.

      (d)  Patents

           (i) Part 3.22(a) of the Disclosure Schedule contains a complete and accurate list and summary description of all Patents comprising part of the Selas Intellectual Property (the "Selas Patents").

           (ii) All of the issued Selas Patents are currently in compliance with applicable formal Laws (including payment of filing, examination, and maintenance fees and proofs of working or use), and are not subject to any maintenance fees or Taxes or actions falling due on or before December 31, 2002 and, to Seller's Knowledge, are otherwise valid and enforceable,.

           (iii)No Selas Patent has been within the last five years or is now involved in any interference, reissue, reexamination, or opposition proceeding. To Sellers' Knowledge, there is no potentially interfering Patent of any third party.

(iv)  To Sellers' Knowledge, no Selas Patent is infringed or, to Sellers'
                Knowledge, has been challenged or Threatened in writing in any way within the last five years..

(v)   To Sellers' Knowledge, none of the products manufactured and sold, nor any process or know-how used, by any Seller or Selas UK infringes or is alleged to infringe any Patent or other proprietary right of any other Person.

           (v) All products made, used, or sold under the Selas Patents by either Seller have been marked with a proper patent notice.

(e)   Trademarks

           (i) Part 3.22(a) of Disclosure Schedule contains a complete and accurate list and summary description of all Marks comprising part of the Selas Intellectual Property (the "Selas Marks").

           (ii) All Selas Marks are currently in compliance with all applicable formal Laws (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), , and are not subject to any maintenance fees or Taxes or actions falling due on or before December 31, 2002 and, to Seller's Knowledge, are otherwise valid and enforceable. .

           (iii)No Selas Mark has been within the last five years or is now involved in any opposition, invalidation, or cancellation proceeding and, to Sellers' Knowledge, no such action is Threatened with the respect to any of the Selas Marks.

           (iv) To Sellers' Knowledge, there is no infringing trademark of any third party.

           (v) To Sellers' Knowledge, no Selas Mark is being infringed or has been Threatened in any way. To Sellers Knowledge, none of the Selas Marks infringes or is alleged to infringe any Mark of any third party.

      (f)  Know-How


           (i) Except as described in Part 3.22(f) of the Disclosure Schedule, Sellers have taken all reasonable precautions to protect the secrecy and confidentiality of the Selas Know-How.

           (ii) To Seller's Knowledge, the Selas Know-How are not part of the public knowledge or literature, and, to Sellers' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person or to the detriment of either Seller or Selas UK. To seller's Knowledge, no Selas Trade Secret is subject to any adverse claim or has been challenged or Threatened in writing in any way in the past five years.

3.23  Order Backlog

      (a) To Sellers' Knowledge , each Transferred Order is the valid and binding obligation of such customer enforceable against such customer in accordance with its terms, subject to bankruptcy and other Laws, regulations and principles generally affecting creditor's rights.

      To Seller's Knowledge as of the date hereof, except as disclosed in Part
      3.23 of the Disclosure Schedule, in respect of each Transferred Order there is no reasonable basis for any Seller or Selas UK to believe or anticipate, based upon all information presently known by them after due inquiry in respect of the same, including without limitation any internal cost estimates, technological risk assessments, projections or forecasts, manufacturing and/or construction schedules, projections or forecasts prepared or developed by any Seller or Selas UK in respect thereto, that (excluding the effects of the consummation of the Contemplated Transactions):

           (i) the final Gross Margin on such Transferred Order will be less than the Gross Margin indicated in Part 3.23 of the Disclosure
                Schedule it being understood that the Gross Margins set forth in Part 3.23 of the Disclosure Schedule represent Sellers' best and not its most conservative estimate;

           (ii) any material delay in the completion of performance of such Transferred Order or order within the time specified for performance on the part of SAS or Selas UK is anticipated;

           (iii)the Transferred Order will be cancelled or terminated on the part of the customer.


      (c) As used in this Agreement, the following terms shall have the following meanings:

           (i) "Direct Costs" shall mean the sum of (1) Standard Direct Costs, (2) Sales Order Engineering, (3) Warranty Expense, (4) Contingencies (5) Other Expenses, in each case calculated based on the assumption that the relevant company has performed no more than the obligations required under the applicable order;

           (ii) "Standard Direct Cost" shall mean, with respect to any Contract, standard values for raw material, purchased items, services, labor, and overhead at January 1, 2002 planned rates as called for by the bill of materials for the equipment content of the contract as applied in accordance with the relevant company's customary procedures on the date hereof;

           (iii)"Sales Order Engineering" shall mean, with respect to any Contract, specific engineering activities performed to execute the Contract and directly charged to the specific contract at a rate per hour intended to cover direct compensation and benefits as well as related engineering overheads as applied in accordance with the relevant companys customary procedures on the date hereof;

           (iv) "Warranty Expense" shall mean, with respect to any Contract, the normal provision for warranty costs in accordance with the relevant company's established procedures on the date hereof;

           (v) "Contingencies" shall mean with respect to any Contract, the amount to cover the risks of such Contract including risks to meet the performance guarantees, financial and contractual risks and risks for delays;

           (vi) "Other Expense" shall mean with respect to any Contract, any finance charges, banking or letter of credit fees, sales or other commissions, license costs, transportation or packaging or other out-of-pocket transaction costs incurred by any Seller in connection with such Contract; and

           (vi) "Gross Margin" shall mean the absolute amount or the fraction, expressed as a percentage where the numerator is the sales price of such Contract or Contracts in question less the Direct Costs incurred in connection with such Contract or Contracts and the denominator is the sales price of such Contract or Contracts.

      (d) Except as set forth in Part 3.23 of the Disclosure Schedule, all Transferred Orders other than the ones with Voest Alpine for CGL#3 and the ones with Thyssen contain provisions which with respect to SAS or Selas UK's liability thereunder which: (i) exclude all liability for lost profits and other types of consequential damages, (2) limit aggregate liability to the relevant contract price, and (3) to the extent such Transferred Order provides for liquidated damages, limit the aggregate liability for liquidated damages to no more than 20% of the relevant contract price.

      (e) For purposes only of this Section 3.23, Seller's Knowledge shall include the actual knowledge of each project manager of a Transferred Order in addition to the knowledge of the individuals listed in the definition of Seller's Knowledge.


3.24  Suppliers and Consortium Partners

      To Sellers' Knowledge, none of SAS or Selas UK's suppliers, sub-suppliers, consortial partners, joint venturers or other parties with whom it shares joint and several liabilities:

      (i)  is in breach of any material contract obligations applicable to it;

      (ii) has committed an act of bankruptcy, is insolvent, has proposed a compromise or arrangement to its creditors generally, has had any petition for a receiving order in bankruptcy filed against it, has made a voluntary assignment in bankruptcy, has taken any proceeding with respect to a compromise or arrangement, has taken any proceeding to have itself declared bankrupt or wound-up, nor has it taken any proceeding to have a receiver appointed of all or any part of its assets; or

      (iii)is incapable of performing any of its obligations with respect to which SAS or Selas UK has assumed joint and several liability.

3.25  Relationships with Related Persons

      Except as set forth in Part 3.25 of the Disclosure Schedule, no officer
      or director of either Seller or of Selas UK   possesses, directly or
      indirectly, any financial interest in, or is a director, officer or employee of, any corporation, firm, association or business organization which (a) is a client, supplier, customer, lessor or lessee of any SAS or Selas UK (other than those with which SAS or Selas UK have transacted business exclusively on an arms length basis) or (b) is engaged in competition with any Seller or Selas UK with respect to any line of the products or services comprising part of the Business except for less than one percent of the outstanding capital stock of any corporation or other entity that is publicly traded on any recognized exchange or in the over-the-counter market.

3.26  Brokers or Finders

      Sellers and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

3.27  Disclosure

      (a) No representation or warranty of Sellers in this Agreement and no statement in the Disclosure Schedule or certificated delivered under this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.


      (b) Neither Seller has made, and shall not be deemed to have made, any representations or warranties, express or implied, including without limitation any warranty of merchantability or fitness for a particular purpose, other than those set forth in this Agreement, including the Schedules and Exhibits hereto.



3.28       Banks, Powers of Attorney

      Set forth in Part 3.28 of the Disclosure Schedule is an accurate and complete list showing (a) the name and address of each bank in which Selas UK has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto, and (b) the names of all persons, if any, holding powers of attorney from Selas UK and a summary statement of the terms thereof.

3.29  Warranty Claims

      As of the date hereof, there are no pending or, to Sellers' Knowledge, Threatened, warranty claims against any Seller relating to the Business or Selas UK with a value in excess of Ten Thousand (10,000) Euros (or its equivalent in another currency) other than those set forth in Part
      3.29 of the Disclosure Schedule. As used herein, the phrase "Warranty Claims" means claims by third parties for defects in products sold by Seller or any Seller or Selas UK which the customer claims do not meet a product warranty or performance guarantee made by Seller or any Seller or Selas UK.


3.30  Solvency

      Except as disclosed in Part 3.30 of the Disclosure Schedule: (a) SAS is not in a state of suspension of payments according to the definition set forth in Article L 621-1 of the French Commercial Code; (b) SCA is not insolvent, as defined in Section 101(32)(A) of the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq.; and (c) neither Seller has filed or had filed against it a bankruptcy petition under applicable law, has proposed a compromise or arrangement to its creditors generally, has had any petition for a receiving order in bankruptcy filed against it, has made a voluntary assignment in bankruptcy, has taken any proceeding with respect to a compromise or arrangement generally, has taken any proceeding to have itself declared bankrupt or wound-up, nor has it taken any proceeding to have a receiver appointed of all or any part of its assets. The consummation of the Contemplated Transactions will not render: (a)SAS in a state of suspension of payments according to the definition set forth in Article L 621-1 of the French Commercial Code and (b) SCA insolvent, as defined in Section 101(32)(A) of the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq.; . To Seller's Knowledge, neither Seller has any reason to expect that: (a) SAS will be in a state of suspension of payments according to the definition set forth in Article L 621-1 of the French Commercial Code and (b) SCA will be insolvent, as defined in Section 101(32)(A) of the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq.;in either case at any time between the date hereof and 18 months following the Closing Date.

3.31  Asbestos

      Except as set forth in Part 3.31 of the Disclosure Schedule, to Seller's Knowledge, neither SAS nor Selas UK has ever designed, manufactured, sold or distributed a product containing asbestos.

3.32  Reasonable Investigation

      The individuals listed in the definition of Seller's Knowledge (including those referred to in Section 3.23) have conducted a reasonable inquiry of the employees with responsibility as to the matters being represented and warranted in Section 3 of this Agreement.

3.33  Duferco

      As used in this Agreement, the term "Duferco Order" means the orders for Duferco referred in SAS's Books and Records as Job 1226 and Job 1230. The Duferco Order is not a Contract, no Contract exists that relates to the Duferco Order and no such Contract may be created by the mere passage of time, the occurrence of any event or satisfaction of condition precedent or otherwise without the express consent of Buyer.


4.    REPRESENTATIONS AND WARRANTIES OF THE BUYER

      Buyer and Andritz hereby jointly and severally represent and warrant to the Sellers as of the date hereof and at and as of the Closing Date as though then made (except to the extent any representation or warranty is made as of a specific date, or are inaccurate due to actions contemplated hereby), as set forth in this Section 4.

4.1   Organization

      Andritz is an aktiengeselchaft duly and validly organized and existing under the laws of Austria and Buyer is a societe par actions simplifiee duly and validly organized and existing under the laws of France.

4.2   Authority; No Conflict

      (a) This Agreement constitutes the legal, valid, and binding obligation of each of Andritz and Buyer, enforceable against Andritz and Buyer in accordance with its terms. Upon the execution and delivery by Andritz and Buyer of the Ancillary Agreements to which they are a party, such Ancillary Agreements will constitute the legal, valid, and binding obligations of Andritz and Buyer (as the case may be), enforceable against Andritz and Buyer (as the case may be) in accordance with their respective terms except to the extent that such enforceability may be limited or otherwise affected by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect or by general equitable principles. Each of Andritz and Buyer has the full right, power, and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations under this Agreement and such Ancillary Agreements.

      (b) Except for consents required under any Transferred Contract and except as contemplated by Sections 5.6 or 6.3, neither the execution and delivery of this Agreement by Andritz or Buyer nor the consummation or performance of any of the Contemplated Transactions by Andritz and Buyer will conflict with, result in a violation of or give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

           (i)  any provision of Andritz's or Buyer's Organizational Documents;

           (ii) any resolution adopted by the board of directors or the stockholders of Andritz or Buyer;

           (iii)any Law or Order to which Andritz or Buyer may be subject; or

           (iv) any Contract to which Andritz or Buyer is a party or by which Andritz or Buyer may be bound.

      (c) Except for consents required under any Transferred Contract and except as contemplated by Sections 5.6 or 6.3, neither Andritz nor Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions other than consents required under Transferred Contracts.

4.3   Certain Legal Proceedings

      There is no pending Legal Proceeding that has been commenced against Andritz or Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Legal Proceeding has been Threatened.

4.4   Brokers or Finders

      Neither Andritz nor Buyer nor their respective officers and agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Andritz or Buyer as a result of the action of Andritz or Buyer or their respective officers or agents.


5.    COVENANTS

5.1   Certain Covenants of the Seller

(a)   Access and Information

           Between the date of this Agreement and the Closing Date, Sellers will, and will cause Selas UK and their respective Representatives to, (a) afford Buyer and its Representatives full and free access during normal business hours to SAS and Selas UK's personnel, properties (including subsurface testing), Contracts, books and records, and other documents and data, (b) furnish Buyer and its Representatives with copies of all such Contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and its Representatives with such additional financial, operating, and other data and information as Buyer may reasonably request. Such review and investigation shall be conducted by Buyer so as not to unreasonably interfere with the Business of SAS or Selas UK.

(b)   Operation of the Business of the Acquired Companies

           Between the date of this Agreement and the Closing Date, Sellers will, and will cause Selas UK to:

           (i) conduct the Business only in the Ordinary Course of Business, including without limitation the recognition of sales and the release of reserves in a manner consistent with past practice;

(ii)  use their Commercially Reasonable Efforts to preserve intact the current business organization of each of SAS and Selas UK, keep available the services of the current officers, employees, and agents of SAS and Selas UK, and maintain the relations and good will with suppliers, including specifically paying such suppliers in a manner so as not to materially delay the process of work on any Transferred Contract, customers, landlords, creditors, employees, agents, and others having business relationships with SAS and Selas UK;

(iii) comply in all material respects with all applicable Laws;

(iv)  confer with Buyer concerning operational matters of a material nature;
                and

(v)   otherwise report periodically to Buyer concerning the status of the
                Business and the , operations and finances of each of SAS and Selas UK.

(c)   Negative Covenant

           Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, neither Seller nor Selas UK will, without the prior consent of Buyer, (i) take any affirmative action, or fail to take any reasonable action within their or its Control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur; (ii) enter into any Contract with an expected Gross Margin of less than 15%; (iii) reverse any reserves applicable to any Transferred Order; (iv) use any reserves applicable to any Transferred Order except in the Ordinary Course of Business (in which case Sellers shall notify Buyer in writing of such use); (v) recognize income on any Transferred Order in excess of the percentages set forth in
           Schedule 5; or (vi) except as required by applicable Law, modify any of the wages or benefits of any Transferred Employee or modify any Contract with or covering any Transferred Employee.

(d)   Required Approvals

           As promptly as practicable after the date of this Agreement, Sellers will use their Commercially Reasonable Efforts to obtain the consents listed in Part 3.2 of the Disclosure Schedule. Between the date of this Agreement and the Closing Date, Sellers will, and will cause Selas UK to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Laws to make in connection with the Contemplated Transactions, and
           (b) cooperate with Buyer in obtaining all consents identified in
           Section 6.3.

(e)   Notification

           Between the date of this Agreement and the Closing Date, Sellers will promptly notify Buyer in writing if either Seller or Selas UK becomes aware of any fact or condition that causes or constitutes a breach of any of Sellers' representations and warranties as of the date of this Agreement. Should any such fact or condition require any change in the Disclosure Schedule Seller will promptly deliver to Buyer a supplement to the Disclosure Schedule specifying such change. During the same period, Seller will promptly notify Buyer of the occurrence of any breach of any covenant of Sellers in this
           Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 6 impossible or unlikely.

(f)   Payment of Indebtedness by Affiliates

           Except as expressly provided in this Agreement, Seller will cause all indebtedness, including trade payables, owed to Selas UK by SCA or any of its Affiliates to be paid in full prior to Closing.

(g)   Exclusive Dealing

           Except as required by Law applicable to the procedures described in
           Section 5.6, until such time, if any, as this Agreement is terminated pursuant to Section 10.10, Sellers will not, and will cause Selas UK and each of its Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to any Person (other than Buyer) relating to any transaction involving the sale of the Business, the Assets, the SCA Intellectual Property or the Selas UK Shares.



5.2   Certain Covenants of the Buyer

      (a)  Approvals of Governmental Bodies
           As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Affiliates to, make all filings required by Laws to be made by them to consummate the Contemplated Transactions (including without limitation all filings under the Austrian Cartel Act of 1998, as amended). Between the date of this Agreement and the Closing Date, Buyer will, and will cause its Affiliates to, cooperate with Seller with respect to all filings that Seller is required by Laws to make in connection with the Contemplated Transactions, and (ii) cooperate with Seller in obtaining all consents identified in Part 3.2 of the Disclosure Schedule; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.


      (b)  Buyer's Obligations with respect to Retained Orders

           From and after the Closing Date, Buyer shall provide to the Seller all goods and services the Seller reasonably requests in connection with the Retained Orders at a price equal to 115% of the sum of Buyer's Direct Costs, at the Buyer's then current overhead and labour rates (which rates have not been significantly increased in the preceding twelve months) incurred in providing such goods and services.
5.3   Covenant not to Compete

      (a) As an inducement to Buyer to enter into this Agreement, Sellers agree that from the Closing Date for a period terminating three years from the Closing Date, neither Seller nor any of their Affiliates under either of their Control shall anywhere in the world either individually or jointly with any Person or Persons own, control, manage or operate or grant any right to use the Selas name in, any business which is competitive with the Business.

      (b) Each provision of this Section 5.3 is declared to constitute a separate and distinct covenant and to be severable from all other such separate and distinct covenants. If any such provision or covenant is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the enforceability or validity of the remaining provisions or covenants.

      (c)  Seller acknowledges that the restrictions contained in this Section
           5.3 are necessary and fundamental to the protection of the Business to be carried on by Buyer or any of its Affiliates and are reasonable as to duration and territory, and all defenses to the strict enforcement thereof by Buyer or any of its Affiliates are hereby waived.

      (d)  Seller acknowledge that a breach of any of the provisions of this
           Section 5.3 would result in damages to Buyer (or its Affiliates purchasing Assets) and that Buyer (or such Affiliate) could not adequately be compensated for such damages by monetary award. Accordingly, Seller agrees that in the event of any such breach, in addition to all of the remedies otherwise available to Buyer (or such Affiliates) at law, Buyer (or such Affiliates) shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Section 5.3.

      (e) The purchase by any Seller or any of their Affiliates of publicly listed shares or any other publicly listed financial instruments shall not constitute a breach of Section 5.3 provided the aggregate number of shares or financial instruments do not constitute more than ten per cent (10%) of the total number of outstanding shares or face value of financial instruments.

      (f) The use by SCA (or any of its Affiliates under its Control) of rights granted pursuant to the terms of the Andritz License shall not be deemed a breach of this Section 5.3.

      (g) Any activities of SCA or its Affiliates under its Control pursuant to the terms of the Andritz License shall not be deemed a "business competitive with the Business" for the purpose of this Section 5.3.

      (h) Nothing in this Agreement shall be deemed to prohibit the sale, lease or other disposition by any Seller or their Affiliates of any asset of any of them to any person or entity, including without limitation to any competitor of the Business except that the Sellers may not (i) the grant any right to use the Selas name in any business which is competitive with the Business and (ii) transfer any Intellectual Property licensed under the Andritz License except as provided in the Andritz License.

      (i) The continued conduct by SCA and its Affiliates under its Control of the Permitted Businesses in the manner currently conducted shall not be considered a breach of the provisions of this Section 5.3.; provided such conduct does not involve the use of any of the SAS Intellectual Property or the SCA Intellectual Property other than the Burner Intellectual Property.

5.4   Andritz License


      Other than as set forth in the Andritz License, all of SCA's rights to use any of the SCA Intellectual Property shall cease on the Closing Date.


5.5   Duferco

      In the event Duferco or one of its Affiliates under its control places an order for a continuous galvanizing line using the Selas Technology with Buyer (on terms acceptable to Buyer) within one year from the Closing Date, then Buyer shall purchase SAS's work in progress for $429,000. Neither Seller nor SAS shall accept such an order from Duferco without the prior written consent of Buyer and (b) Buyer and Andritz shall keep Sellers informed as to the status of any negotiations with Duferco. It is the intent of the parties that any future order with Duferco be taken by Buyer.

5.6   French Registration and Public Formalities

      (a) Publication: The Buyer in accordance with French law shall have duly published notice of the sale of the Assets. In this respect, the Buyer shall:

           (i) within fifteen (15)-days of the signature of the Acte de cessionpublish notice of the sale of the Assets by way of legal announcement in the legal gazette at the location of the Assets; and

           (ii) within three (3) days of such publication, lodge an extract summarizing the terms of the Acte de cession with the Clerk of the Registry of the competent commercial court, who will ensure publication thereof on the Bulletin Officiel des Annonces Civiles et Commerciales (BODACC).

      (b) Creditors' claims ("Opposition des creanciers"): Within ten (10) days of the last publication in the BODACC (the "Creditors' Claim Period"), the Seller's creditors may claim against the Purchase Price, in accordance with the French applicable law. For the purpose of receiving creditors' claims, election of domicile is hereby made at the registered office of the Escrow Agent.

      (c)  Tax formalities:   the Acte de cession shall be notified by:

           (i) SAS and the Buyer within sixty (60) days of the first of the above publication to their respective tax office for Corporate Income tax, in compliance with Articles 201, 221-5 and 1684 of the French tax code;

           (ii) SAS and the Buyer within thirty (30) days of the first of the above publication to their respective tax office for VAT, in compliance with Article 286-1 of the French tax code and with Articles R.243-7 and R.243-14 of Appendix IV of the French tax code; and

           (iii)SAS within sixty (60) days of the second of the first of the above publication to the URSSAF for social security, in compliance with Articles R.243-7 and R.243-14 of French social security code.

5.7   Certain Tax Matters

      In compliance with the provisions of Article 210 and 215 of the Annexe II of the French tax code, the Buyer undertakes to submit any future transfer of the Assets to VAT, and to make any payments which may be necessary as if SAS had continued to carry on the business. In addition, the Buyer undertakes to send to its local tax office, as soon as possible, two copies of a declaration setting forth the terms of this undertaking.

5.8   Bank Guarantees

      The Buyer and Andritz agrees to arrange by the Closing Date for the (i) assumption of SAS's reimbursement obligation under the Advance Payment Guarantees or (ii) replacement of the Advance Payment Guarantees with alternative guarantees arranged by Andritz, in each case with the aim of enabling SAS (and its relevant Affiliates) to be released from their reimbursement obligation under the Advance Payment Guarantees.

5.9   Commercially Reasonable Efforts

      Between the date of this Agreement and the Closing Date, each Party shall use its Commercially Reasonable Efforts to cause the conditions in Sections 6 and 7 to be satisfied promptly. Each of the Parties hereto will furnish to the other Party hereto such necessary information and reasonable assistance as such other Party may reasonably request in connection with its preparation of necessary filings or submissions to the Austrian Cartel Court or other wise required under Austrian Law. Each Party shall take all specific action reasonably required by the Austrian Minister of Competition as a precondition for giving clearance to the transactions contemplated herein. Neither Party shall, however, be under the obligation to take any such actions which would have an adverse effect on the business of such Party or would require the divestiture of any business or assets or would otherwise fundamentally alter the agreements between the Parties set forth in this Agreement. The Buyer and Sellers hereto agrees to file as soon as practicable and in a co-ordinated manner any information required in order to file a pre-merger or a merger notification, as the case may be, necessary under the Austrian Cartel Act, as amended or other applicable Austrian Law.

5.10  Intercompany Accounts

      Before the Closing Date, Sellers shall cause all intercompany accounts between Selas UK and either Seller or any of their Affiliates to be paid in full.

5.11  Transferred Employees

      Prior to the Closing  Date,  Sellers  shall provide Buyer with a schedule
      showing  the  accrued  vacation  of  the  Transferred   employees  as  of
      September 30, 2002.

      On the Closing Date, Buyer shall continue to employ all of the Transferred Employees for the positions and at the wages and benefits which they were receiving from SAS immediately prior to the Closing. Buyer agrees to recognize the service of each Transferred Employee with SAS for purpose of determining their years of service with Buyer for purposes of determining their eligibility for and level of participation in any Benefit Plan. The foregoing obligation shall not be deemed to be an obligation to continue such employment for any period of time and shall be subject in all respects to Buyer's rights to terminate such employment under applicable Law.

      Buyer shall assume SAS' obligations with respect to such Transferred Employees under any Benefit Plan in respect of periods commencing after the Closing Date. It is expressly understood between SAS and Buyer that
      (i) after the Closing Date, Buyer shall bear all of the consequences of whatsoever nature which may arise from the breach of the Assumed Liabilities in respect of such employees, and/or from the payment of all sums and costs due to any Transferred Employee of SAS, which first arise out of events or actions occurring after the Closing Date, and (ii) Buyer shall bear all of the consequences of whatsoever nature which may arise from the termination of the employment of any Transferred Employee after the Closing (whether by way of redundancy or otherwise) including any such consequences relating to the period of service of such employee prior to the Closing Date.

      No Transferred Employee shall be considered a third party beneficiary of this Section 5.11 or any other provision of this Agreement.

5.12  ILVA

      As used in this Agreement, the term "ILVA Order" means the orders for Ilva referred in SAS's Books and Records as Job 1218 and Job 1588 in connection with which SAS has signed a consortium agreement dated October 5, 1999, between Kvaerner Metals Clecim, Selas SAS, and Ansaldo Sistemi Industriali regarding the supply of electrical and instrumentation equipment, and all related assets and liabilities.

      Notwithstanding any provision in this Agreement to the contrary, Buyer shall at least 3 Business days prior to Closing, notify Seller in writing of its election to either (a) purchase all receivable (billed and unbilled) relating to the ILVA Order (the "ILVA Receivables"), in which case the ILVA receivables will be an Asset, all other assets relating to the ILVA Order shall be Excluded Assets, all liabilities relating to the ILVA Order shall be excluded Liabilities and the ILVA Order shall be a Retained Order, or (b) have the ILVA Order treated as a Transferred Contract, in which case the ILVA Receivables and all other assets relating to the ILVA Order shall be Assets and all liabilities relating to the ILVA Order shall be Assumed Liabilities. The ILVA Receivables shall be valued on the Value Date Balance Sheet at 85% of their book value as of the Value Date Date. In the event Buyer elects under clause (a) above, to purchase the ILVA Receivables, Sellers shall assist Buyer in taking steps to make such receivables enforceable and shall repurchase the ILVA Receivables from Buyer to the extent they remain unpaid 180 days from the Closing Date, such payment to be made within 10 days of receipt of notice from Buyer that such ILVA Receivables remain unpaid. The purchase price to be paid by Seller for the repurchase of the ILVA Receivables shall be an amount equal to the value of the ILVA Receivable on the Value Date Balance Sheet less cash received on such receivable after the Closing Date. In the event Buyer elects to have the ILVA Order treated as a Transferred Contract, Sellers shall indemnify Buyer for any costs, damages, expenses, liabilities or losses Buyer suffers in respect of the ILVA Order other than those reserved in the Value Date Balance Sheet other than to the extent such cost, damage, expense, liability or loss is caused by the negligence or willful misconduct of Buyer after the Closing Date. To the extent Buyer receives payments on the ILVA Receivable equaling more than 85% of the book value of the ILVA Receivable as of the Value Date, Buyer shall pay over such excess to Seller within 10 days of receipt thereof by Buyer.

5.13  Burner Tangible Property

      SCA shall allow and cooperate with Buyer in providing Buyer copies or duplicates of any Burner Tangible Property that Buyer requests. Buyer shall reimburse SCA for any out-of-pocket expenses SCA incurs in providing such copies or duplicates.

5.14  Post Closing Date Cash

      Provided the Closing actually occurs, all cash collected on or after the Closing Date from or relating to Assets on the Value Date Balance Sheet shall belong to, and if received by either Seller, shall be received for the benefit and the account of, the Buyer and the Sellers shall, on the Closing Date and thereafter on a weekly basis, transfer and remit to the Buyer all such amounts received by or paid to either Seller on or after the Closing Date, together with any Interest accrued since their receipt.

6.    CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

      Buyer's and Andritz's obligations to purchase the Assets, the Assumed Liabilities, the Selas UK Shares and the SCA Intellectual Property and to take the other actions required to be taken by Buyer and Andritz at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer and Andritz, in whole or in part):

6.1   Accuracy of Representations

      Each of the representations and warranties in section 3 (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of each of the Value date and the Closing Date as if made on the Value Date and the Closing Date (other than representations and warranties made as of a specific date which must be accurate as of such date), without giving effect to any supplement to the Disclosure Schedule; provided, however, that any inaccuracies with respect to such representations and warranties shall be disregarded solely for the purposes of this Section 6.1 if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to give rise to claims for indemnity under
      Section 9.2(a) in excess of $100,000 in the aggregate.

      The representations and warranties of Sellers set forth in Section 3.3 (Capitalization; ownership), and 3.4 (Title to Properties; Encumbrances), shall be accurate at and as of the Closing Date as though such representations and warranties were made at and as of such time, in each case without giving any effect to any supplement to the Disclosure Schedule.

6.2   Sellers' Performance

      (a) Each of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

      (b) Each document required to be delivered pursuant to Section 8.2(a) must have been delivered,

6.3   Governmental Authorization and Consents

      The Parties hereto shall have obtained all: (a) Governmental Authorizations (including the expiration of applicable waiting periods) from, and made all material filings with and notifications to the Austrian Minister of Competition and any other Governmental Body required for the lawful and valid consummation of the Contemplated Transactions; and (b) each of the Required Consents set forth in Part
      3.2 of the Disclosure Schedule, and each such Governmental Authorization and Required Consent shall be in full force and effect..

6.4   Additional Documents

      Each of the following documents must have been executed and delivered to
Buyer:

      such other documents as Buyer may reasonably request for the purpose of
      (i) evidencing the accuracy of any of Sellers' representations and warranties, (ii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by such Seller, (iii) evidencing the satisfaction of any condition referred to in this Section 6, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

6.5   No Proceedings or Prohibition

      Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Legal Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under,
      (a) any applicable Law or Order, or (b) any Law or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

6.6   Termination of Selas Group License Agreements

      Each of the Selas Group License Agreements shall have been terminated by all parties thereto effective as of the Closing Date on terms reasonably satisfactory to Buyer.

6.7   Modification of Certain Transferred Orders

      Within fourteen days from the date hereof, the Transferred Orders with Voest Alpine, and Thyssen shall have been modified on terms acceptable to Buyer in its sole discretion by 14 days from the date hereof. Buyer and Andritz's right to not proceed with the Contemplated Transactions for failure of the condition precedent set forth in this Section 6.7 shall expire 17 days from the date hereof.

6.8   Transferred Orders

      Work shall not have been suspended on any of the Transferred Orders or the other Transferred Contracts relating thereto as of the Value Date or the Closing Date.

7.    CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

      Sellers' obligation to sell the Assets, the Assumed Liabilities, the Selas UK Shares and the SCA Intellectual Property and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

7.1   Accuracy of Representations

      All of Buyer's and Andritz's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

7.2   Buyer's Performance

      (a) All of the covenants and obligations that Buyer or Andritz is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

      (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 8.2 and must have made the cash payments required to be made by Buyer pursuant to Section 8.2.

7.3   Consents

      The Parties hereto shall have obtained all: (a) Governmental Authorizations (including the expiration of applicable waiting periods) from, and made all material filings with and notifications to the Austrian Minister of Competition and any other Governmental Body required for the lawful and valid consummation of the Contemplated Transactions; and (b) each of the Required Consents set forth in Part
      3.2 of the Disclosure Schedule (other than those of Voest Alpine and Thyssen), and each such Governmental Authorization and such Required Consent shall be in full force and effect. Voest Alpine and Tysen.

7.4   No Proceedings or Prohibition

      Since the date of this Agreement, there must not have been commenced or Threatened against any Seller, or against any Person affiliated with any Seller, any Legal Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause any Seller or any Person affiliated with any Seller to suffer any material adverse consequence under, (a) any applicable Law or Order, or (b) any Law or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

7.5   Advance Payment Guarantees

      SAS (and its Affiliates) must be released from their obligations under the Advance Payment Guarantees as contemplated by Section 5.8.

8.    CLOSING

8.1   The Closing

     The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Sellers French counsel, Salans Hertzfeld Heilbronn at 10:00 a.m. (local time) on the date that is two Business Days following the satisfaction or waiver of the conditions precedent set forth in Sections 6 and 7, provided that if the satisfaction or waiver of such closing conditions occurs on or after the 15th day of a calendar month, the Closing shall occur on the last Business Day of such calendar month or at such other time and place as the parties may in writing agree. Subject to the provisions of Section 8, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 8.1 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

8.2  Transactions at the Closing

      (a)  At the Closing, the Seller will deliver to the Buyer, the following

           (i)  the instruments of transfer and conveyance described in
                Section 2.11 and the Acte de cession, duly executed by SAS;

           (ii) stock certificates representing the Selas UK Shares, in each case endorsed in blank or with an executed stock power attached with all necessary transfer tax and other revenue stamps, affixed and canceled;

           (iii)the Lease duly executed by SAS;

           (iv) the Andritz License and Selas Name License duly executed by SCA

           (v)  resignations of each of the directors and officers of Selas
                UK;

           (vi) a certificate executed by Seller representing and warranting to Buyer that each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

           (vii) such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Sellers' representations and warranties, (ii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by such Seller, (iii) otherwise facilitating the consummation or performance of any of the Contemplated Transactions..


      (b)  At the Closing, the Buyer will pay the Purchase Price pursuant to
           Section 2.8. and will deliver to the Seller the following:

(i)   a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the each of the Value Date and the Closing Date as if made on the Value date and the Closing Date; and

(ii)  the Acte de cession, duly executed by Buyer;

(iii) Instruments of Assumption of the Assumed Liabilities in form reasonably acceptable to Sellers;

(iv)  the Lease duly executed by Buyer;

(v)   the Andritz License duly executed by Andritz Inc;

(vi)  the Selas Name License duly executed by Andritz and Buyer; and

(vii) such other documents as Sellers may reasonably request for the purpose of (i) evidencing the accuracy of any of Buyer's and Andritz's representations and warranties, (ii) evidencing the performance by Buyer and Andritz of, or the compliance by Buyer and Andritz with, any covenant or obligation required to be performed or complied with by either of them, (iii) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

9.    INDEMNIFICATION; REMEDIES

9.1   Survival; Right to Indemnification Not Affected by Knowledge

      All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, the certificate delivered pursuant to Section 8.2(a)(vi), and any other certificate delivered pursuant to this Agreement will survive the Closing. The right to indemnification and payment of Losses based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition to Closing based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Losses, or other remedy based on such representations, warranties, covenants, and obligations.

9.2   Indemnification and Payment of Losses by Seller

      Sellers will jointly and severally indemnify and hold harmless Buyer, Andritz, Subsidiaries of Andritz owning the Shares, and their respective Representatives, stockholders, and affiliates (each a "Buyer Indemnitee") for, and will pay to the Buyer Indemnitees the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees, and in the case of Environmental Liabilities: costs of cleanup, containment, or other remediation), loss or diminution of value, whether or not involving a third- party claim (collectively, "Losses"), arising, directly or indirectly, from or in connection with:

(a)   any breach of any representation or warranty made by Seller in this
           Agreement (without giving effect to any supplement to the Disclosure Schedule), including the Disclosure Schedule, the supplements to the Disclosure Schedule, or any other certificate delivered by Seller pursuant to this Agreement;

(b)   any breach by any Seller of any covenant or obligation of a Seller in this Agreement;

      (c)  any Excluded Liability.

      (d) any Taxes imposed on SAS or Selas UK relating to the period prior to the Closing Date, including without limitation any obligations for corporate income tax or training tax ("taxe d'apprentissage" imposed on Buyer pursuant to Article 1684-1 of the French tax code;

      (e) any Legal Proceeding pending against SAS or Selas UK on the Closing Date (for the avoidance of doubt, sellers shall not be required to indemnify Buyer Indemnities under this Section 9.2(e) with respect to the Intellectual Property disputes described in Part 3.22 of the Disclosure Schedule;

      (f) any Environmental Liabilities of SAS or Selas UK arising out of or relating to its ownership of assets or conduct of business on or prior to the Closing Date;

      (g) any claim arising in connection with deaths, personal injuries, other injuries to Persons, property damages or losses or deprivation of rights, (including in all cases claims arising from exposure to asbestos or claims involving asbestos related injuries, deaths or deprivation of rights) resulting from any goods or services supplied by either Seller or SAS prior to the Closing Date; and

      (h) any actions, suits, proceedings, claims, liabilities, judgments, assessments and costs (including reasonable legal fees), incident to any of the foregoing or such indemnification;


9.3   Indemnification and Payment of Losses by Buyer

      Buyer and Andritz jointly and severally will indemnify and hold harmless Sellers and their Representatives, stockholders and Affiliates (each a "Seller Indemnitee") and will pay to Seller Indemnitees the amount of any Losses arising, directly or indirectly, from or in connection with
      (a) any breach of any representation or warranty made by Buyer or Andritz in this Agreement or in any certificate delivered by Buyer or Andritz pursuant to this Agreement, (b) any breach by Buyer or Andritz of any covenant or obligation of Buyer or Andritz in this Agreement, ,
      (c) the failure of Buyer to perform any Assumed Liability; (d) any claim arising in connection with deaths, personal injuries, other injuries to Persons, property damages or losses or deprivation of rights, (including in all cases claims arising from exposure to asbestos or claims involving asbestos related injuries, deaths or deprivation of rights) resulting from any goods or services supplied by Buyer or Selas UK after the Closing Date other than pursuant to a Transferred Order (except, with respect to any claims relating to a Transferred Order, to the extent such claim arises out of Buyer's or Selas UK's negligent act or omission occurring after the Closing Date); and (d) any actions, suits, proceedings, claims, liabilities, judgments, assessments and costs (including reasonable legal fees), incident to any of the foregoing or such indemnification.

9.4   Limitations on Sellers' Liability

      If the Closing occurs, the Sellers' liability shall be limited as set forth in this Section 9.4.

      (a) Sellers shall have no liability with respect to any claim arising under Section 9.2(a) (other than a claim relating to the representation made by the Seller in Section 3.2(a), in Section 3.3 or in Section 3.14) or under Section 9.2(b), unless and only to the extent such claim has been made in writing to Seller on of before the date which is eighteen months after the Closing Date.

      (b) Sellers shall have no liability with respect to any claim arising under Section 9.2(a) unless the aggregate amount of all such claims exceeds $250,000 (or its equivalent in another currency); provided that if the aggregate amount of all such claims equals or exceeds $250,000 (or its equivalent in another currency) then the full amount of such claims shall be payable; provided, however, this
           Section 9.4(b) will not apply to any fraudulent breach of any of Seller' representations and warranties, and Seller will be liable for all Losses with respect to such breaches.

      (c) Sellers shall have no liability with respect to any individual claim arising under Section 9.2(a), which is less than $10,000 (or its equivalent in another currency); provided that if the amount of such individual claim equals or exceeds $10,000 (or its equivalent in another currency) then the full amount of such claim shall be payable. For purposes of calculating the size of a claim, multiple claims arising out of the same facts and circumstances shall be considered one claim.

      (d) Sellers shall have no liability with respect to any claim arising under Sections 9.2(c), 9.2(d), 9.2(e) 9.2(f) or 9.2(g) unless the aggregate amount of all such claims exceeds $25,000 (or its equivalent in another currency); provided that if the aggregate amount of all such claims equals or exceeds $25,000 (or its equivalent in another currency) then the full amount of such claims shall be payable.

      (e) Sellers shall have no liability with respect to any claim arising under Section 9.2(a)(other than a claim relating to the representation made by Seller in Section 3.2(a), Section 3.3 or
           Section 3.14), to the extent the aggregate of all such claims exceeds the Purchase Price.

      (f)  Buyer, shall not be entitled to make any claim pursuant to Section
           9.2 to the extent that a specific reserve, provision, allowance or account for the particular Loss has been made in the Balance Sheet or the Value Date Balance Sheet (as finally determined).

      (g) Any payments made by Seller under Section 9.2 other than Section 9.2(g), shall be net of any insurance proceeds actually received by the relevant Buyer Indemnitee (net of any additional costs incurred by reason of such recovery).

     (h) SCA's aggregate liability under this Agreement (other than the liability to pay the Adjusted Net Asset Value and interest thereon or liabilities under Section 5.12) shall not exceed $2,500,000.

     (i) Neither Seller shall have any liability hereunder for any loss of profits, loss of revenue or loss of opportunity or other consequential damages suffered by Andritz or Buyer or for any special or punitive damages of any nature. The provisions of this
           Section 9.4(i) shall not apply to Sellers' obligation to defend and indemnify against third party claims and Losses resulting there from.

9.5   Limitations on Buyer's Liability

      If the Closing occurs, Buyer's and Andritz's liability shall be limited as set forth in this Section 9.5.

      (a) Neither Andritz nor Buyer shall have any liability with respect to any claim arising under Section 9.3(a) or under Section 9.3(b), unless and only to the extent such claim has been made in writing to Seller on of before the date which is eighteen months after the Closing Date.

      (b) Neither Andritz nor Buyer shall have any liability with respect to any claim arising under Section 9.3(a), unless the aggregate amount of all such claims exceeds $250,000 (or its equivalent in another currency); provided that if the aggregate amount of all such claims equals or exceeds $250,000 (or its equivalent in another currency) then the full amount of such claims shall be payable; provided, however, this Section 9.5(b) will not apply to any fraudulent breach of any of Andritz's or Buyer's representations and warranties, and Andritz or Buyer will be liable for all Losses with respect to such breaches.

      (c) Neither Andritz nor Buyer shall have any liability with respect to any individual claim arising under Section 9.3(a), which is less than $0,000 (or its equivalent in another currency); provided that if the amount of such individual claim equals or exceeds $10,000 (or its equivalent in another currency) then the full amount of such claim shall be payable. For purposes of calculating the size of a claim, multiple claims arising out of the same facts and circumstances shall be considered one claim.

      (d) Any payments made by Buyer under Section 9.3 other than Section 9.3(d) , shall be net of any insurance proceeds actually received by the relevant Seller Indemnitee (net of any additional costs incurred by reason of such recovery).

      (e) The aggregate liability of Andritz under this Agreement (other than the liability to pay the adjusted Net Asset Value and interest thereon) shall not exceed $2,500,000.

      (f) Neither Andritz nor Buyer shall have any liability hereunder for any loss of profits, loss of revenue or loss of opportunity or other consequential damages suffered by either Seller or for any special or punitive damages of any nature. The provisions of this
           Section 9.5(f) shall not apply to Andritz and Buyer's obligation to defend and indemnify against third party claims and Losses resulting there from.

9.6   Procedure For Indemnification--Third Party Claims

      (a) Promptly after receipt by a Buyer Indemnitee or a Seller Indemnitee (each an "Indemnified Person") of notice of the commencement of any Legal Proceeding against it, such Indemnified Person will, if a claim is to be made against an indemnifying party under Section 9.1 or 9.2, as applicable, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the Indemnified Person's failure to give such notice.

      (b) If any Legal Proceeding referred to in Section 9.6(a) is brought against an Indemnified Person and it gives notice to the indemnifying party of the commencement of such Legal Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Legal Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Legal Proceeding and counsel to the Indemnified Person advises the Indemnified Person in good faith that joint representation would be inappropriate under applicable legal ethical codes, or (ii) the indemnifying party fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Legal Proceeding and provide indemnification with respect to such Legal Proceeding), to assume the defense of such Legal Proceeding with counsel reasonably satisfactory to the Indemnified Person and, after notice from the indemnifying party to the Indemnified Person of its election to assume the defense of such Legal Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Section 9 for any fees of other counsel or any other expenses with respect to the defense of such Legal Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Legal Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Legal Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the Indemnified Person's consent unless
           (A) there is no finding or admission of any violation of Laws or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and
           (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Legal Proceeding and the indemnifying party does not, within twenty days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Legal Proceeding, the indemnifying party will be bound by any determination made in such Legal Proceeding or any compromise or settlement effected by the Indemnified Person, but the Indemnified Person will not compromise or settle such matter without the indemnifying party's consent, which shall not be unreasonably withheld..

      (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Legal Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Legal Proceeding, but the indemnifying party will not be bound by any determination of a Legal Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

9.7   Procedure For Indemnification--Other Claims

      A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

9.8   Sole Remedy

      The indemnification provisions set forth in Section 9 shall be the sole and exclusive remedy, at law or in equity, of the Seller Indemnitees or the Buyer Indemnitees with respect to any claims or actions resulting or arising from the matters referred to in this Section 9 or resulting or arising from any of the representations, warranties or covenants set forth in this Agreement and the Seller Indemnitees or the Buyer Indemnitees waive all other remedies available at law or equity with respect thereto including the remedy of rescission; provided, however, that this Section 9.8 shall not apply to: (a) breaches of Section 5.3 and 10.3 (it being understood and agreed by the parties that in the event of any breach by the Sellers of any of the provisions of Sections
      5.3 or 10.3, Buyer shall have the right to seek injunctive relief under
      Section 5.3 or to exercise any other right or remedy at law or in equity against such breaching party but not against any other party which is not in breach) (b) any party seeking specific performance or injunctive relief.

9.9   Failure to Obtain Consents

      From and after the Closing Date, Buyer and Andritz hereby waive and release any claims it may have had against either Seller and their successors and assigns and each Seller hereby waives and releases any claims it may have had against Andritz or Buyer and their successors and assigns, for the failure to obtain any of the Consent to assignments of any Transferred Contracts which require such consents under the terms of such Transferred Contract or under applicable Law.

10.   GENERAL PROVISIONS

10.1  Expenses

      Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Buyer will pay (a) any stamp, documentary or transfer taxes payable in connection with the execution and delivery of this Agreement and the consummation of the Contemplated Transactions; and (b) any filing fee made in connection with the obtaining of any Governmental Authorization relating to pre-merger notification necessary in connection with the consummation of the Contemplated Transactions, including but not limited clearance from the Austrian Cartel Court. Buyer pay filing or transfer fees of registering any SCA Intellectual Property or SAS Intellectual Property in the name of Buyer or Andritz. Buyer and Andritz shall be responsible for the preparation of any necessary transfer documents and Sellers shall cooperate with Andritz and Buyer in effecting such transfer. Each Party shall bear any expenses it occurs in connection with such transfers, including the fees and expenses f its advisors (other than filing or transfer fees paid to any Governmental Body). Sellers shall cause Selas UK not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.



10.2  Public Announcements

      Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and Sellers mutually determine.. Sellers and Buyer will consult with each other concerning the means by which SAS and Selas UK's employees, customers, and suppliers and others having dealings with SAS or Selas UK will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication. With respect to any announcement that any of the parties is required by Law or stock exchange to issue, such party shall, to the extent possible under the circumstances, review the necessity for and the contents of the announcement with the other parties before issuing the announcement.

10.3  Confidentiality

      From and after the date of this Agreement, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer, Sellers and Selas UK to maintain in confidence, any written, oral, or other information obtained in confidence from another party or Selas UK in connection with this Agreement or the Contemplated Transactions, unless (a) it is necessary or appropriate in making any filing or obtaining any consent or approval required such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information for the consummation of the Contemplated Transactions, or
      (c) the furnishing or use of such information is required by or necessary or appropriate in connection with Legal Proceedings.
      Effective from the Closing Date, the terms of this agreement supercede and replace the terms of the Confidentiality Agreement executed in January , 2002 between Seller and Buyer. Nothing in this Section 10.3 shall prohibit Buyer and Andritz from disclosing information regarding the Business after the Closing Date as they see fit.

      If the Contemplated Transactions are not consummated, each party will return or destroy all of such written information.

10.4  Notices

      All notices, Consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a governmental postal service or internationally recognized delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

      If to either or both  Sellers:

      Selas Corporation of America
      Arden hills Office
      1260 Red Fox Road
      Arden Mills, MN 55112
      Attention:  Robert F. Gallagher, Chief Financial Officer
      Tel: +1 651-604-9638
      Fax: +1 651-636-3682

      With a copy to:

      Blank Rome LLP
      One Logan Square
      Philadelphia, PA 19103
      Attention:  Francis E. Dehel, Esq.
      Tel:  +1 215-569-5532
      Fax:  +1 215-832-5532

      If to either or both Buyer or Andritz

      Andritz AG
      Statteggerstrasse A-8045
      Graz, Austria
      Attention: Dr. Wolfgang Leitner, Chief Executive Officer
      Tel: +43 316 6902 2400
      Fax:  +43 316 6902 425

      With a copy to:

      Andritz (USA) inc.
      10745 Westside Parkway
      Alpharetta, GA 30004
      Attention:  David W. Bumsted, Group General Counsel
      Tel:  +1 770-640-2590
      Fax:  +1 770-640-2598l


10.5  Entire Agreement; Amendment; Waiver

      This Agreement and the documents referred to in this Agreement constitute the entire agreement among the parties pertaining to the subject matter of this Agreement, and supersede all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. No amendment, supplement, modification, waiver or termination of this Agreement or such other documents shall be binding unless executed in writing by the Buyer and the Sellers. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. In the event of any conflict between the terms of this Agreement and the terms of the "Acte de cession de fonds de commerce", as between the parties hereto, the terms of this Agreement shall prevail.


10.6  Further Assurances

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement. During the period beginning on the date hereof and ending 12 months after the Closing
Date: (a) if Buyer determines that Intellectual Property that otherwise constitutes Selas Intellectual Property was not transferred to Buyer pursuant to this Agreement or (b) if Sellers determine that Intellectual Property that is Selas Intellectual Property that is used in the Permitted Businesses was not licensed to SCA pursuant to the Andritz License Agreement, then the Parties shall meet and discuss in good faith and provided agreement is reached, take such actions and execute such documents as shall give effect to the proper treatment of such Intellectual Property so as to give effect to the original intent of the Parties.


10.7   Disclosure Schedule

      The disclosures in the Disclosure Schedule, and those in any supplement thereto, relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

10.8  Assignments, Successors, And No Third-Party Rights

      Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer may assign, wholly or in part, any of its rights under this Agreement to any Subsidiary of Buyer; provided that Buyer shall remain liable for all of its obligations hereunder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

10.9  Severability

      If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.



10.10 Termination

      (a) This Agreement may, by notice given prior to or at the Closing, be terminated:

           (i) by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been cured within 30 days of such notice or waived;

           (ii) by Buyer if any of the conditions in Section 6 has not been satisfied as of the Closing Date (or with respect to the condition set forth in Section 6.7 if such condition has not been satisfied within 14 days from the date hereof) or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date;

           (iii)by Seller, if any of the conditions in Section 7 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller have not waived such condition on or before the Closing Date;

           (iv) by mutual consent of Buyer and Seller;

           (v) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 2002, or such later date as the parties may agree upon.

(b)   Each party's right of termination under Section 10.10 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.10, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 10.1 and
           10.3 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10.11 Governing Law; Jurisdiction

      This Agreement will be governed by the Laws of the state of New York without regard to conflicts of laws principles. Each of Buyer and Sellers hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located in the State of New York, for any actions, suits, or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each of Buyer and Sellers agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by registered mail to Buyer's address or any Seller's address, as the case may be, set forth above shall be effective service of process of any action, suit or proceeding brought against Buyer or either Seller, as the case may be, in any such court. Each of Buyer and the Seller hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in such state or federal courts as aforesaid and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

10.12 Counterparts

      This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

10.13 Transition Services

      The Seller shall provide the Buyer such accounting, tax, treasury, information services, computer, and human resources services relating to the Companies as the Buyer shall reasonably require for a period of one hundred and eighty (180) days, at SAS's cost plus 15%.

10.14 Discharge of Directors' and Officers' Liabilities

      At a meeting of shareholders of Selas UK to be held within sixty (60) days following the Closing Date, the Buyer shall, unless specifically objected to by the auditors of Selas UK, cause to be adopted resolutions releasing all former directors and officers of the Companies not employed by the Buyer or its subsidiaries after the Closing Date from any liability (other than liability arising out of willful misconduct) to the particular Company in respect of the individual's capacity as an officer or director.

10.15 Joint and Several Obligations

      Subject to Section 9.4(h), the obligations of Sellers in this agreement are joint and several. Subject to Section 9.5(e), the obligations of Andritz and Buyer in this Agreement are joint and several.






IN WITNESS WHEREOF, the parties have caused this Asset and Share Purchase Agreement to be duly executed as of the day and year first above written.


                          SELAS S.A.S.


                          By ________________________________________
                             Name:
                             Title:

                          SELAS CORPORATION OF AMERICA


                          By ________________________________________
                             Name:
                             Title:

                          ANDRITZ AG


                          By ________________________________________
                             Name:
                             Title:

                          By ________________________________________
                             Name:
                             Title:

                          ANDRITZ ACQUISITION S.A.S.


                          By ________________________________________
                             Name:
                             Title:

                          By ________________________________________
                             Name:
                             Title: